SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )

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Hess Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HESS CORPORATION
1185 AVENUE OF THE AMERICAS
NEW YORK, N.Y. 10036

March 27, 2008

Dear Stockholder:

The annual meeting of stockholders will be held at the Hess Office Building, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on Wednesday, May 7, 2008, at 2:00 P.M., local time. The formal notice of annual meeting and proxy statement, which are contained in the following pages, outline the action to be taken by the stockholders at the meeting.

You are cordially invited to attend this meeting. The Hess Office Building can be reached, if you travel by car, from Exits 127 (northbound) and 130 (southbound) of the Garden State Parkway or Exit 11 of the New Jersey Turnpike or, if you travel by train, from the Metropark station in Iselin, New Jersey.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, you are requested to sign, date and return the enclosed proxy card promptly. Many stockholders will also be able to vote their shares by using a toll-free telephone number or over the internet. Please check your proxy card to see which methods are available to you and related instructions. Your cooperation will be appreciated.

Sincerely yours,

Chairman of the Board
and Chief Executive Officer

HESS CORPORATION
1185 AVENUE OF THE AMERICAS
NEW YORK, N.Y. 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 7, 2008, at 2:00 P.M.

To the Stockholders:

The annual meeting of stockholders of Hess Corporation will be held at the Hess Office Building, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on Wednesday, May 7, 2008, at 2:00 P.M., local time, for the following purposes:

1.	To elect five directors for the ensuing three-year term (pages 2 to 37 of proxy statement);

2.	To act upon the ratification of the selection by the audit committee of the board of directors of Ernst & Young LLP as independent auditors (pages 37 and 38);

3.	To act on a proposal to amend the company’s restated certificate of incorporation and by-laws to declassify the board of directors (page 39);

4.	To approve the company’s 2008 long-term incentive plan (pages 40 to 51); and

5.	To transact any other business which properly may be brought before the meeting.

All stockholders are cordially invited to attend, although only stockholders of record at the close of business on March 17, 2008 will be entitled to vote at the meeting.

By order of the board of directors,

George C. Barry
Secretary

New York, New York
March 27, 2008

YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return the accompanying form of proxy, or to use the telephone or internet method of voting, so that if you are unable to attend the meeting your shares can be voted.

HESS CORPORATION

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Hess Corporation for use at the annual meeting of stockholders on May 7, 2008, at 2:00 P.M., local time.

The company’s principal executive office is located at 1185 Avenue of the Americas, New York, New York 10036. The approximate date on which this proxy statement is first being sent to stockholders is March 27, 2008.

Holders of record of common stock of the company at the close of business on March 17, 2008 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote. On March 17, 2008, there were 322,300,710 shares of common stock outstanding. There are no other voting securities of the company outstanding. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business.

If you are a registered stockholder, you can simplify your voting by using the internet or calling the toll-free number listed on the enclosed proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the instruction sheet attached to the proxy card, is designated to verify a stockholder’s identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card enclosed with this proxy statement.

Proxies in the form enclosed will be voted at the annual meeting in accordance with the specifications you make on the proxy. If you sign the proxy card and do not specify how your shares are to be voted, your shares will be voted:

•	for the election of directors nominated herein,

•	for the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2008,

•	for the proposal to amend the company’s Restated Certificate of Incorporation and By-Laws to declassify the board of directors, and

•	for the approval of the 2008 long-term incentive plan.

You may revoke the proxy at any time prior to its use by delivering a written notice to the secretary of the company, by executing a later-dated proxy in a form permitted under Delaware law, or by attending the annual meeting and voting in person.

ELECTION OF DIRECTORS

At the annual meeting, five directors are to be elected to serve for a term of three years and until their successors are elected and qualified. It is intended that proxies will be voted for the nominees set forth herein. Directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will not affect tabulation of the vote for directors. It is expected that all candidates will be able to serve. However, if one or more are unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the board of directors unless it reduces the number of directors to be elected.

The following table presents information as of February 1, 2008 on the nominees for election as directors of the company and the directors continuing in their respective terms of office:

Nominees for Director

Class II
For the three-year term expiring in 2011

	Principal occupation		Director
Name	and business experience	Age	since	Other directorships

Edith E. Holiday	Corporate Director and Trustee; Former Assistant to the President of the United States and Secretary of the Cabinet; Former General Counsel, United States Department of the Treasury	55	1993	Canadian National Railway Company H.J. Heinz Company RTI International Metals, Inc. White Mountains Insurance Group Ltd. Director or trustee of various Franklin Templeton mutual funds

John H. Mullin	Chairman, Ridgeway Farm LLC (private company engaged in timber and farming activity) Former Managing Director, Dillon, Read & Co. Inc. (former investment banking firm)	66	2007	Progress Energy, Inc. Sonoco Products Company

John J. O’Connor	Executive Vice President; President, Worldwide Exploration and Production	61	2001	—

F. Borden Walker	Executive Vice President; President, Marketing and Refining	54	2004	—

Robert N. Wilson	Chairman, Still River Systems (medical device company); Former Vice Chairman of the Board of Directors, Johnson & Johnson	67	1996	Charles Schwab Corporation Synta Pharmaceuticals Corp.

Members of Board of Directors Continuing in Office

Class III

Term expiring in 2009

	Principal occupation		Director
Name	and business experience	Age	since	Other directorships

John B. Hess	Chairman of the Board and Chief Executive Officer	53	1978	The Dow Chemical Company

Craig G. Matthews	Former Vice Chairman and Chief Operating Officer, KeySpan Corporation (gas distribution, electrical generation and energy services company) Former Chief Executive Officer, President and Director, NUI, Inc. (natural gas distribution company)	64	2002	National Fuel Gas Company

Risa Lavizzo-Mourey	President and Chief Executive Officer, The Robert Wood Johnson Foundation	53	2004	Genworth Financial, Inc.

Ernst H. von Metzsch	Managing Member, Cambrian Capital, L.P. (investment firm); Former Senior Vice President and Partner, Wellington Management Company (investment company)	68	2003	—

Class I

Term expiring in 2010

	Principal occupation		Director
Name	and business experience	Age	since	Other directorships

Nicholas F. Brady	Chairman, Choptank Partners, Inc. (investment firm); Chairman, Darby Overseas Investments, Ltd. (investment firm); Former Secretary of the United States Department of the Treasury; Former Chairman of the Board, Dillon, Read & Co. Inc. (former investment banking firm)	77	1994	Franklin Templeton Investment Fund Holowesko Partners Ltd. Weatherford International Ltd.

J. Barclay Collins II	Executive Vice President and General Counsel	63	1986	—

Thomas H. Kean	President, THK Consulting, LLC; Former President, Drew University; Former Governor of the State of New Jersey	72	1990	Franklin Resources, Inc. The Pepsi Bottling Group UnitedHealth Group Incorporated

Frank A. Olson	Former Chairman of the Board and Chief Executive Officer, The Hertz Corporation	75	1998	Director or Trustee of various Franklin Templeton mutual funds

All of the nominees and directors named above have held substantially the positions or former positions indicated for the past five years, except as described below. Prior to serving as president of THK Consulting, LLC in 2005, Mr. Kean was president of Drew University for thirteen years. Mr. Matthews served as president and chief executive officer of NUI, Inc. from

February 2004 until December 2004. He served as vice chairman and chief operating officer of KeySpan Corporation from March 2001 to March 2002. Mr. Olson retired as chief executive officer of The Hertz Corporation at the end of 1999 and as chairman in 2003. Mr. Wilson retired as vice chairman of Johnson & Johnson in 2003 and was chairman of Caxton Health Holdings LLC from 2004 to 2007.

John B. Hess, Nicholas F. Brady and Thomas H. Kean may be deemed to be control persons of the company by virtue of their beneficial ownership of common stock as described under “Ownership of Voting Securities by Certain Beneficial Owners.”

The board of directors met 8 times in 2007, at regularly scheduled meetings. Each director attended at least 75% of the aggregate of all board of directors meetings and all meetings of the committees of the board of directors on which he or she served during 2007.

Non-management directors meet without members of management present generally after each regularly scheduled board meeting. The chairman of the corporate governance and nominating committee, Nicholas F. Brady presides at these meetings.

The company expects all directors to attend the annual meeting of stockholders. All directors attended last year’s annual meeting.

Director Independence

The board of directors has affirmatively determined that Mr. Brady, Ms. Holiday, Mr. Kean, Ms. Lavizzo-Mourey, Mr. Mullin, Mr. Matthews, Mr. Olson, Mr. von Metzsch and Mr. Wilson are independent within the meaning of rules and standards of the New York Stock Exchange. The board determined that these directors not only met all “bright-line” criteria under these rules, but also that, based on all known relevant facts and circumstances, there did not exist any relationship that would compromise the independence of these directors. In particular, the board affirmatively determined that service by Messrs. Brady and Kean as executors of the estate of Leon Hess and as trustees of certain related trusts does not impair their independence because there are no factors relating to such service that would exert influence on their decisions with respect to matters affecting the company.

Corporate Governance Guidelines

The board has approved a set of corporate governance guidelines in accordance with rules of the New York Stock Exchange. These guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The board has also approved a code of business conduct and ethics in accordance with rules of the New York Stock Exchange and the Securities and Exchange Commission applicable to all directors, officers and employees, including the chief executive officer, senior financial officers and the principal accounting officer. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the company’s corporate governance guidelines and its code of business conduct and ethics may be found on the company’s website at www.hess.com and are also available without charge upon request to the company’s corporate secretary at its principal executive office set forth on the first page of this proxy statement.

Stockholder and Interested Party Communications

Any stockholder or interested party who wishes to communicate or request a meeting with members of the board of directors or with only non-management directors or any specified individual director may do so by writing to them in care of the Chairperson of the Corporate Governance and Nominating Committee, Hess Corporation, P.O. Box 2694, Easton, Maryland 21601. The stockholders may also communicate directly to the chairperson of this committee by e-mail to directors@hess.com. Communications sent by mail or e-mail will be reviewed by the chairperson of the corporate governance and nominating committee and will be referred for resolution and response as deemed appropriate by the chairperson. If a stockholder requests a meeting, the corporate governance and nominating committee will decide whether the subject matter is a proper one to be addressed by the board and, if so, whether a meeting is warranted. The corporate governance and nominating committee will meet periodically to review all stockholder communications received.

Related Party Transactions

The company expects all directors and executive officers to bring to the company’s attention any related party transactions, including transactions which may be required to be disclosed under Item 4.04 of Regulation S-K promulgated by the Securities and Exchange Commission. The company’s code of business conduct and ethics provides that if any company representative, including a director or officer, considers conducting any transaction that reasonably would be expected to give rise to a conflict of interest between the representative and the company, such representative must disclose such transaction in advance to the company’s legal department for review. In addition, the company annually sends each director and executive officer a questionnaire requiring such person to describe any transaction contemplated under Item 4.04 or in the case of independent directors, any transaction that might compromise their independence. The company also annually conducts a review of its accounting records to determine whether any such related transaction occurred in the prior fiscal year. If any proposed or existing related transaction is identified, the transaction is brought to the general counsel for review. If the general counsel determines the transaction poses a conflict of interest, or would compromise the independence of a non-management director, the general counsel will advise the audit committee of the transaction and the audit committee will determine whether the transaction, if proposed, may proceed and if existing, may continue to exist.

Compensation and Management Development Committee

The compensation and management development committee of the board of directors is composed of Thomas H. Kean, Chairman, Nicholas F. Brady, Frank A. Olson, Ernst H. von Metzsch and Robert N. Wilson. The board has determined that each member of this committee is independent within the meaning of applicable rules of the New York Stock Exchange. This committee met four times in 2007.

The board of directors has adopted a written charter for the compensation and management development committee in accordance with applicable rules of the New York Stock Exchange. A copy of this charter is available on the company’s website, www.hess.com, and also available without charge upon request to the company’s corporate secretary at the company’s principal executive office set forth on the first page of this proxy statement. As stated in the charter, this committee’s principal responsibilities are to:

•	approve the compensation of the company’s chief executive officer,

•	monitor the company’s compensation and benefit programs,

•	administer and make awards of stock-based compensation under the company’s long-term incentive plans,

•	review management development and succession programs, and

•	prepare its annual report on executive compensation for the company’s proxy statement.

The committee’s processes for determining executive compensation are described in “Compensation Discussion and Analysis” on page 10.

Corporate Governance and Nominating Committee and Consideration of Stockholder Recommended Candidates

The corporate governance and nominating committee is composed of Nicholas F. Brady, Chairman, Edith E. Holiday and Thomas H. Kean. The board of directors has determined that each member of this committee is independent within the meaning of applicable rules of the New York Stock Exchange. The corporate governance and nominating committee met two times in 2007.

The board of directors has adopted a written charter for the corporate governance and nominating committee in accordance with applicable rules of the New York Stock Exchange. A copy of this charter is available on the company’s website, www.hess.com, and is also available without charge upon request to the company’s secretary at the company’s principal executive office set forth on the first page of this proxy statement. As stated in this charter, this committee’s principal responsibilities are to:

•	identify and recommend individuals to the board for nomination as members of the board and its committees consistent with criteria approved by the board,

•	make recommendations to the board relating to board practices and corporate governance, and

•	develop, recommend to the board and periodically review a set of corporate governance principles applicable to the company.

This committee recommends for election as directors qualified candidates identified through a variety of sources, including stockholder suggestions. Stockholders may suggest candidates by writing to the committee, in care of the secretary of the company at the company’s principal executive office set forth on the first page of this proxy statement. Stockholder suggestions should include a summary of the candidate’s qualifications, the information required by Securities and Exchange Commission rules for director nominees and contact information for the candidate. In accordance with the company’s corporate governance guidelines approved by the board of directors, nominees are reviewed and recommended based on a variety of criteria including:

•	personal qualities and characteristics, education, background, accomplishments and reputation in the business community;

•	current knowledge of the energy industry or industries relevant to the company’s business and relationships with individuals or organizations affecting the domestic and international areas in which the company does business;

•	ability and willingness to commit adequate time to board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the company;

•	diversity of viewpoints, background and experience; and

•	compatibility with independence and other qualifications established by applicable law and rules.

The committee meets to recommend nominees for election at each annual meeting early in the year, generally at a February meeting. From time to time throughout the year, in advance of that meeting, members of the committee will be furnished appropriate materials regarding any new nominees and may from time to time meet with new potential candidates. Stockholder suggestions should be submitted no later than December 1 for consideration as nominees for election at the next annual meeting and otherwise in accordance with the company’s policy and by-laws. The committee follows the same process of identifying and evaluating nominees recommended by stockholders as that for candidates recommended by any other source.

Each of the nominees for election at the 2008 annual meeting was initially recommended either by the non-management directors on the corporate governance and nominating committee (or its predecessor committee) or the chief executive officer. The committee currently does not retain a search firm to identify potential candidates and has not paid fees to any third parties to assist in identifying or evaluating potential nominees.

Audit Committee

The audit committee of the board of directors is composed of Robert N. Wilson, Chairman, Edith E. Holiday, Craig G. Matthews, Risa Lavizzo-Mourey, John H. Mullin and Frank A. Olson. The board has determined that each member of the audit committee is independent within the meaning of applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The board has also determined that Craig G. Matthews is the “audit committee financial expert” as this term is defined under applicable rules of the Securities and Exchange Commission. The audit committee met five times in 2007. In addition, the audit committee held four reviews of quarterly financial results with management and independent public accountants.

The board of directors has adopted a written charter for the audit committee in accordance with applicable rules of the New York Stock Exchange and the Securities and

Exchange Commission. A copy of the charter is available on the company’s website at www.hess.com and without charge upon request to the company’s corporate secretary at its principal executive office set forth on the first page of the proxy statement. As stated in the charter, the audit committee’s principal responsibility is to provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, the investment community and others relating to:

•	the company’s financial statements,

•	the financial reporting practices of the company,

•	the systems of internal accounting and financial controls,

•	the internal audit function,

•	the annual independent audit of the company’s financial statements,

•	the retention of outside auditors and review of their independence,

•	the review of enterprise risk and risk controls, and

•	the company’s environmental, health, safety and social responsibility programs and compliance.

Report of the Audit Committee

The audit committee of the board of directors oversees the company’s financial reporting on behalf of the board. Management is responsible for the system of internal controls and for preparing financial statements. The independent public accountants are responsible for expressing an opinion on the fair presentation of the financial statements in conformity with generally accepted accounting principles. The audit committee operates in accordance with a charter approved by the board of directors.

In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements of the company for the year ended December 31, 2007 with management and the independent public accountants. Management represented to the committee that these statements were prepared in accordance with generally accepted accounting principles. The audit committee also discussed accounting policies, significant judgements inherent in the financial statements, disclosures and other matters required by generally accepted auditing standards with management and the independent public accountants. In addition, the committee has received from the independent public accountants the annual independence disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence from management and the company. In that connection, the audit committee considered the compatibility of all non-audit services with the auditors’ independence.

During 2007, the audit committee met with management, the internal auditors and the independent public accountants to discuss:

•	the annual audit scope and plans for their respective audits,

•	the adequacy of staffing and related fees,

•	the results of their examinations,

•	the adequacy and effectiveness of internal controls over financial reporting and disclosure controls and procedures,

•	issues raised on the company’s hotline reporting system, and

•	all other applicable matters required to be considered by Statement on Auditing Standards No. 114.

The audit committee also met separately with the independent public accountants and the internal auditors without management present.

In reliance on the reviews and discussions with management and the independent public accountants, the audit committee recommended to the board of directors, and the board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. The audit committee has also selected Ernst & Young LLP as independent public accountants for 2008. The board has proposed that the stockholders ratify this selection at the annual meeting.

Robert N. Wilson, Chairman
Edith E. Holiday
Risa Lavizzo-Mourey
Craig G. Matthews
John H. Mullin
Frank A. Olson

Section 16(a) Beneficial Ownership Reporting Compliance

On December 14, 2007, the company filed a Form 4 on behalf of Mr. Lawrence Ornstein, a senior vice president of the company, reporting his sale of 5,000 shares of the company’s common stock on December 4, 2007. This sale should have been reported on Form 4 by December 6, 2007. Mr. Ornstein notified appropriate company personnel of the sale in sufficient time to make a timely filing. However, company personnel inadvertently did not make the filing in a timely manner.

Executive Compensation and Other Information

Compensation Discussion and Analysis

Total Compensation Objectives and Policies

The compensation and management development committee of the board of directors approves and oversees our executive compensation programs. The objective of our executive compensation programs is to attract and retain executives and motivate them to achieve our business goals through a combination of cash and stock-based compensation. We attempt to reinforce the link between pay and performance by putting a portion of executive compensation at risk, so that executives are rewarded if corporate, business unit and individual performance goals are achieved. Moreover, the committee believes that a significant portion of compensation should be related to our common stock in order to align senior management interests more closely with those of our stockholders and to provide incentives to work for the long-term profitable growth of the company. The principal elements of an executive’s total compensation consist of:

•	cash salary,

•	annual cash bonus, and

•	long-term equity compensation, consisting of stock options and restricted stock awards.

However, we also review other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally in order to value the entire compensation package offered to executives.

Processes and Procedures for Determining Compensation and Role of Compensation Consultants

The compensation and management development committee has exclusive authority for approving the compensation of the chief executive officer and the other named executive officers. The human resources department, acting under the supervision of the chief executive officer, develops compensation recommendations for all officers and employees, including the named executive officers, in accordance with the compensation objectives and policies more fully described elsewhere in this compensation discussion and analysis.

To assist its review of the compensation recommendations, the committee has engaged the firm of Towers Perrin as compensation consultant. In this capacity, Towers Perrin reports exclusively to the compensation and management development committee, which has sole authority to hire, dismiss and approve the terms of engagement of the consultant. In late 2007, the company engaged International Survey Research, an affiliate of Towers Perrin, to develop a customized worldwide employee survey that will be implemented and compiled in 2008.

Although the consultant interacts with senior executives in our human resources department and with senior management in developing compensation recommendations, the consultant meets privately with the committee in advising on compensation levels for the chief executive officer and the other named executive officers. Final decisions on compensation for these individuals are made solely by the committee.

The compensation consultant’s principal responsibility is to advise the compensation and management development committee on compensation recommendations for the named executive officers, as well as on general matters relating to executive compensation strategy and programs. The compensation consultant also compiles and assists in analyzing survey data from comparative groups used for analysis of competitive compensation levels.

The compensation recommendations are reviewed annually by the compensation and management development committee, usually at its February meeting. The chief executive officer meets with the compensation and management development committee and the compensation consultant to review compensation recommendations for executive officers directly reporting to him, including the other named executive officers. Thereafter, the compensation and management development committee meets privately with the compensation consultant to review the compensation recommendations. The compensation and management development committee then determines the executives’ compensation based on the advice of the compensation consultant in accordance with the compensation objectives and policies described below.

In accordance with its charter, the corporate governance and nominating committee periodically reviews and determines appropriate levels of compensation for directors. To assist in conducting this review and making these determinations, this committee has engaged a consultant, Mercer Human Resources Consulting, to compile comparative data and make recommendations. The corporate governance and nominating committee last reviewed director compensation in September 2006.

Total Compensation Methodology and Comparator Group

In order to ensure that our compensation and benefit programs are competitive within our industry, the committee reviews data from a comparative group of companies. In 2007, for the named executive officers, comparative data was collected by the compensation consultants from the following group of oil and gas companies:

• Anadarko Petroleum Corporation	• Marathon Oil Corporation
• Apache Corporation	• Murphy Oil Corp.
• Ashland Inc.	• Occidental Petroleum Corporation
• BP plc	• Shell Oil Corporation
• Chevron Corporation	• Sunoco, Inc.
• Conoco Phillips	• Tesoro Petroleum Corporation
• Devon Energy Corporation	• The Williams Companies, Inc.
• ExxonMobil Corporation	• Valero Energy Corporation

Total Direct Compensation

Generally, our objective is to deliver top-tier total direct compensation, consisting of cash salary, cash bonus and long term equity compensation, if specified corporate and business unit performance metrics and individual performance objectives are met. We choose to pay this level of compensation in order to remain competitive in attracting and retaining talented executives. Many of our competitors are significantly larger and have financial resources greater than our own. The competition for experienced, technically proficient executive talent in the oil and gas industry is currently particularly acute, as companies seek to draw from a limited pool of such executives to explore for and develop hydrocarbons that increasingly are in more remote areas and are technologically more difficult to access. We believe that it is necessary to pay at this level to attract talented professionals who might otherwise believe that they are not sufficiently rewarded for the risk of relocating from a larger to a smaller competitor in the oil and gas industry. Variations in total direct compensation among the named executive officers reflect differences in competitive pay for their positions as well as the size and complexity of the business units or functions they oversee, the performance of those business units or functions and individual performance.

We structure total direct compensation to the named executive officers so that most of this compensation is delivered in the form of equity awards in order to provide incentives to work toward long-term profitable growth that will enhance stockholder returns. We also structure their cash compensation so that a significant portion is at risk under the cash bonus plan, payable based on corporate, business unit and individual performance. In the following sections, we further detail each component of total direct compensation. The graphs below illustrate the portions of total direct compensation of each of the named executive officers paid as salary, annual cash incentive and long-term equity incentive compensation for 2007:

Cash Compensation—Salary

In determining base salary level for executive officers, the committee considers the following qualitative and quantitative factors:

•	job level and responsibilities,

•	relevant experience,

•	individual performance,

•	recent corporate and business unit performance, and

•	our objective of paying top-tier total direct compensation if performance metrics are met.

We review base salaries annually, but we do not necessarily award salary increases each year. From time to time base salaries may be adjusted other than as a result of an annual review, in order to address competitive pressures or in connection with a promotion.

In February 2007 the committee approved cash salary increases averaging 6% for our executive officers. The salary increases for each of the named executive officers were as follows: Mr. Hess, 8%; Mr. O’Connor, 9%; Mr. Walker, 6%; Mr. Collins, 3%; and Mr. Rielly, 6%. These increases were approved in view of the company’s improved financial and operational performance and individual performance in 2006.

Cash Compensation—Cash Bonus Plan

Elements of Cash Bonus Plan. The annual cash bonus plan for executive officers has both quantitative and qualitative elements. We establish a target bonus for each executive officer, based on his or her job level and responsibility and competitive levels for similar positions. For executive officers, including the named executive officers:

•	one-third of the target bonus is based on the attainment of a specified target level of a corporate performance measure, which for 2007 was net income before after-tax interest expense and items affecting the comparability of income between periods,

•	one-third is based on attainment of specified business unit metrics, and

•	one-third is based on individual performance and other qualitative factors.

We developed these weightings to link two-thirds of the bonus to quantifiable performance measures but also to permit discretion to recognize individual performance. Payouts may range from 0% to 150% for each component of the target bonus, depending upon the percent of attainment of the corporate and business unit performance measures and, with respect to the individual performance component, the committee’s determination of an appropriate amount. In determining the individual performance component, the committee may also take into consideration the desired level of total direct compensation for a particular executive officer.

Determination of Metrics. Business unit metrics vary from exploration and production and marketing and refining and also vary among units within each division. Business unit metrics for exploration and production executives may include, for example, reserve replacement, production growth, and controllable cost. Metrics for marketing and refining executives may include, for example, sales, income and net operating cost. The specific targeted levels of corporate and business unit performance that are to be attained are established with the intention of motivating continued improved performance in an effort to attain first quartile performance compared to our peers. For the years 2004 through 2007, attainment of maximum payout on the business unit metrics for exploration and production and marketing and refining on average was never achieved, and attainment of target payout on business unit metrics for marketing and refining was not achieved in three of those years.

Assessment of Individual Performance. We assess individual performance on a discretionary basis in view of specific performance objectives developed for each executive at the beginning of each year. Each executive’s manager, in consultation with the executive, develops a set of strategic, financial and operational objectives that the executive will attempt to achieve during that year. At the end of the year, the manager reviews with the executive the extent to which each of these objectives was attained. The chief executive officer conducts these performance reviews for the other named executive officers and makes compensation recommendations to the committee based on these reviews. The committee then reviews the chief executive officer’s attainment of his performance objectives. Attainment of an executive’s performance objectives influences not only the individual performance component of his or her annual cash bonus, but also the levels of long-term equity compensation and base salary.

2007 Cash Bonus Plan Payouts. Payouts to the named executive officers for corporate and business unit performance are shown in column (g), and payouts for individual performance are shown in column (d), of the Summary Compensation Table. In 2007, the company attained maximum payout on the corporate performance goal. The amount of the corporate goal attained in 2007 was $2,067,000,000, which is determined by adding net income as shown on page 45 of our 2007 annual report on Form 10-K, certain items of income (expense) included in net income as shown in the first table on page 21 of the Form 10-K (expressed as a positive number), and after-tax interest expense as shown in the first table on page 27 of the Form 10-K.

Payouts for the business unit component of the 2007 cash bonus were determined as explained below.

John J. O’Connor.  Business unit metrics for exploration and production for 2007 included approximately 10 financial and operational metrics. Key metrics that affected exploration and production business unit performance in 2007 were reserve additions, exploration prospect additions, production growth, workplace safety and operating cost and capital expenditure control. We significantly increased our proved reserves, as reflected in our replacing 167% of production in 2007, and added new exploration prospects in Australia, Colombia and the Gulf of Mexico. Performance on these and other metrics resulted in an above-target payout of the business unit component of Mr. O’Connor’s 2007 bonus.

F. Borden Walker.  Business unit metrics for marketing and refining included approximately 20 financial and operating metrics. Key metrics that affected marketing and refining business unit performance in 2007 were earnings, controllable cost improvement, and energy marketing growth. Our energy marketing operations significantly increased sales volumes of electricity and natural gas, with electricity volumes doubling from 2006 to 2007. While controllable cost control initiatives were successful in 2007, overall marketing and refining earnings were adversely affected by lower margins prevailing in both the retail marketing and refining industry environments. As a result of performance on these and other metrics, the business unit component of Mr. Walker’s 2007 bonus was below target.

John B. Hess, J. Barclay Collins and John P. Rielly.  The business unit component of the cash bonus for corporate staff, including Messrs. Hess, Collins and Rielly, is determined as a composite of business unit performance across the exploration and production and marketing and refining business units. This resulted in a business unit component payout for these named executive officers that was moderately above target for 2007.

As explained above, we assess individual performance on a discretionary basis in view of performance objectives developed for each named executive officer at the beginning of each year. Certain objectives in 2007 were common to each of these officers, such as developing succession plans for themselves as well as senior staff within their organizations and overseeing performance evaluation and recruiting and talent management and development programs within their organizations. The committee took note of the considerable progress made in 2007 in these areas, reflected in the finding of replacements for certain key management positions, the successful recruitment of over 300 technical and managerial professionals in a highly competitive environment, a 97% acceptance rate from new hires for exempt positions, the full implementation of new performance management system and of mentoring programs for young professionals. In addition, in assessing individual performance of the named executive officers, the committee considered the achievements described below, together with certain other principally external factors that negatively affected performance, such as a lower than expected margin environment in marketing and refining and technical drilling challenges and poorer than expected operational performance by contractors and other third parties in exploration and production.

John Hess.  Mr. Hess’ key objectives for 2007 were to lead the continued execution of the company’s strategy for long-term profitable growth to increase shareholder value, to pursue strategic business initiatives that create optionality for future growth, to ensure organizational capability through talent and performance management and management succession processes, and to foster and enhance the company’s relationships with its stakeholders, including investors, national oil companies, business partners, employees and countries and communities in which we operate. In 2007, under Mr. Hess’ leadership, the company:

•	outperformed all companies in its oil industry peer group in one-year total shareholder return and outperformed the AMEX Oil Index in five-year total shareholder return as shown under the caption “Performance Graph” on page 15 of our 2007 Form 10-K,

•	achieved earnings of $1.8 billion, the second highest in the company’s history,

•	expanded its global footprint with new growth opportunities in Brazil, Australia, and Ireland,

•	furthered its commitment to developing alternative energy sources through continuing initiatives in liquefied natural gas and fuel cell technology,

•	increased its support of education, health and community development programs in the countries where it does business, such as a program initiated in partnership with the government to strengthen the educational system of Equatorial Guinea, and

•	launched a performance management system, introduced a new leadership essentials program, and enhanced talent management.

John O’Connor.  Mr. O’Connor’s key objectives for 2007 were to lead the execution of the exploration and production business strategy to profitably grow reserves and production on a sustainable basis and promote operational efficiency through continued business process improvements. In 2007 the company:

•	achieved proved reserve growth of 7%, marking the fifth consecutive year of increases in the company’s reserve life,

•	achieved production growth of 5%,

•	completed three new company-operated developments on time and on budget that will substantially add to future production,

•	expanded its portfolio of high-impact exploration prospects, and

•	introduced programs to improve exploration and supply chain processes.

F. Borden Walker.  Mr. Walker’s key objectives for 2007 were to lead the execution of the marketing and refining business strategy to generate earnings and free cash flow and drive operational improvements. In 2007 the company:

•	achieved growth and increased profitability in its energy marketing business,

•	generated $193 million in refining earnings in a challenging environment,

•	improved operational reliability in refining,

•	reduced net costs in retail marketing operations,

•	progressed initiatives to improve marketing and product development capabilities, and

•	built a new business process improvement infrastructure for cost reduction and revenue growth.

John Rielly.  Mr. Rielly’s key objectives for 2007 were to oversee the company’s accounting, financial, tax, risk management and information systems functions to improve the company’s financial strength, create greater visibility for senior management to assess financial issues and risks, and to safeguard and enhance the company’s system of internal controls. In 2007 the company:

•	increased its financial strength by reducing its debt to capitalization ratio from 31.6% at year-end 2006 to 28.9% of the year-end 2007,

•	obtained investment grade credit ratings from all three major credit rating agencies, and

•	furthered the company’s tradition of strong internal controls through initial implementation of a new enterprise risk assessment and management program.

J. B. Collins.  Mr. Collins’ key objectives for 2007 were to provide continued leadership of the company’s legal and compliance functions and to further the company’s environment, health, safety and social responsibility programs. In 2007 the company:

•	continued its improvement in environmental, health and safety performance, particularly in the areas of spill reduction and safety,

•	expanded its social responsibility programs with significant educational initiatives in Equatorial Guinea, Gabon and Indonesia, and

•	enhanced its compliance functions.

Long-Term Compensation

General Objectives. Long-term compensation is a major portion of an executive officer’s total compensation package and is an important incentive and retention tool. The committee has authority to grant a variety of stock-based compensation under the long-term incentive plan, last approved by stockholders in 2004. Awards to executive officers under the plan have consisted of restricted stock and stock options. We believe the combination of these two types of stock awards gives executives considerable incentive to maximize long-term financial growth for stockholders and helps retain individuals necessary for future growth and profitability.

Timing of Awards. We have adopted a policy generally to make long-term equity compensation awards annually, at the committee’s regular February meeting. We believe this is the appropriate time to make awards and set prices for options, because it is soon after the date in late January when we publicly disclose our earnings for the prior fiscal year and other material information. However, the committee retains discretion to vary the timing of awards as it deems appropriate. For example, the committee did not make awards of long-term equity compensation for 2003, following a year in which the company had a net loss, and did not make further awards until June 2004, after stockholders approved an increase in the number of shares authorized for award under the long-term incentive plan. Commencing in 2008, awards of restricted stock and payout of cash bonuses to the named executive officers will be made in early March after our financial statements have been audited by our independent public accountants, as required by our performance incentive plan for senior officers approved by stockholders in 2006 to permit deductibility of these compensation expenses under Section 162(m) of the Internal Revenue Code. Awards of options and restricted stock to newly-hired employees and special merit awards to existing employees are made on the date of the next regularly scheduled board meeting following commencement of employment or the date management recommends a special award. Prior to the adoption of our current policy, awards to newly-hired employees were granted by the committee on the date they commenced employment. Option exercise prices have not been set on any date other than the date of grant. The committee has never opportunistically selected grant dates to achieve more favorable option exercise prices, nor have options ever been repriced to increase the value of an award.

Terms of Awards. Restricted stock awards generally vest in three years from the date of grant and options vest pro-rata over a three-year period and remain exercisable until 10 years after the date of grant. We believe these vesting periods promote retention and are consistent with market practices. The exercise price of an option is set at the closing market price on the date of grant, and the option may not be repriced or adjusted, except to reflect customary anti-dilution adjustments, such as for a stock split or stock dividend.

Shares of restricted stock are issued and outstanding from the date of grant, but are held in escrow until the vesting date. Restricted shares are therefore entitled to dividends if and when paid on shares of common stock generally. Dividends accrued on shares of restricted stock, together with interest on these dividends at short-term market rates, are paid upon vesting. For accounting purposes, in accordance with Statement of Financial Accounting Standards No. 123R, the expense associated with a restricted stock award is the fair value of the award on the date of grant and this expense is amortized over the vesting period. Expense associated with a stock option award is the grant date fair value determined using a Black-Scholes valuation model, and this expense is also amortized over its vesting period, also in accordance with this standard.

Value of Awards. We structure long-term compensation awards to deliver value through a mix of restricted stock and stock options, based on grant date valuations. We believe this approach balances the goals of retention and motivating performance and also reflects our desired level of annual share utilization. Annual grant levels depend on the company’s performance as well as comparative market data. As with cash compensation, we aim to provide long-term awards such that together with cash compensation, total direct compensation is valued to deliver top-tier compensation if specified performance criteria and individual performance objectives are met. The committee bases individual award levels on comparative market data for the executive’s job level and individual performance. In making awards to any individual the committee does not consider his or her gains made, or failure to achieve gains, on prior restricted stock or option awards.

2006 Awards. In February 2007, the committee granted stock options and restricted stock in an aggregate amount of approximately 3.8 million shares. Since these awards, including those shown for the named executive officers in the Summary Compensation Table, were made in early 2007, they reflect 2006, not 2007, performance. The awards of restricted stock and stock options to the chief executive officer and named executive officers were consistent with our objective to deliver top-tier total direct compensation if corporate, business unit and individual performance objectives are met. We believe these levels were warranted given the company’s continued financial and operational improvements during 2006.

Other Benefits

We have adopted certain broad-based employee benefits plans in which executive officers are permitted to participate on the same terms as other eligible employees of the company, subject to applicable limits imposed on contributions and benefits under applicable law. We believe it is necessary to maintain these plans to remain competitive with the overall compensation packages offered by other companies in the oil and gas industry. Our objective is that the value of these benefits approximates the middle tier of that offered by other oil and gas companies. In addition to group life insurance and health and welfare plans, we have a savings plan under which participants can elect to invest (subject to contribution limits imposed by law) up to 25% of pre-tax salary in a variety of funds, one of which invests in our common stock, and the company provides matching contributions up to 6% of pre-tax salary for each participant, which are invested at the discretion of the participant.

As explained later in this proxy statement, we have a qualified defined benefit pension plan, and a non-qualified supplemental plan that provides only the benefits that would otherwise be paid to participants under the qualified pension plan but for limitations imposed by the Internal Revenue Code. The committee has granted additional years of credited service under our supplemental pension plan (the restoration plan referred to in the Pension Benefits table) to Messrs. O’Connor, Walker and Rielly as part of the compensation packages necessary to recruit them. The additional years of service are equal to their service with their prior employers and their supplemental benefits are offset by their pension benefits from their prior employers. Mr. O’Connor had 33 years of oil industry experience prior to joining the company, having previously been the head of global exploration and production at Texaco. The committee believed that a seasoned senior executive of Mr. O’Connor’s stature would not have joined the company without the award of credited service and could have been offered a similar award by one of the company’s competitors. Similarly, Messrs. Walker and Rielly had more than 19 and 16.5 years experience with Mobil Oil Corporation and Ernst & Young, LLP, respectively. Each of these executives had successful careers at their prior employers and would have continued to accrue years of service under the pension plans of their prior employers. Again, the committee believed that awards of credited service were necessary to compensate these executives for the loss of pension benefits and to induce them to join the company.

The company did not provide perquisites valued at $10,000 or more to named executive officers in 2007.

Change in Control Agreements

As explained in greater detail later in this proxy statement, we have change in control agreements for certain executives, including the named executive officers, that provide for a lump sum cash payment equal to a multiple of the executive’s compensation if (1) there is a change of control, as defined in the agreements, and (2) the executive is actually or constructively terminated within 24 months following a change in control, as well as other benefits. In view of continuing consolidation within the oil and gas industry, we believe these agreements are necessary to remain competitive with the overall compensation packages afforded by other companies in the oil and gas industry. We also believe these agreements work to provide security to executives, many of whom would have key roles in effecting or resisting a potential change in control transaction, and motivate them to act in the best long-term interests of all stockholders.

Management Stock Ownership Guidelines and Hedging Policy

In order to further align the interests of management and stockholders, following approval and recommendation by the committee, the board of directors approved management stock ownership guidelines for corporate officers of the company. The guidelines require that each officer attain a specified level of ownership of shares of the company’s common stock, as set forth below, equal in value to a multiple of the officer’s base salary within five years of the later of the date of adoption of the guidelines and the officer’s first election to his or her office:

•	chief executive officer — five times base salary,

•	executive vice presidents — four times base salary,

•	senior vice presidents — three times base salary, and

•	vice presidents — one times base salary.

The committee has authority to determine the types of stockholdings that will be counted for determining stock ownership and otherwise administer the guidelines. Currently, shares owned outright by an executive and stock held in an executive’s savings plan account are counted for purposes of determining stock ownership levels. Stock options and unvested restricted stock, however, are not counted. Each of these officers has attained, or is making progress in attaining, his or her required level of ownership.

We do not permit executive officers to trade in equity derivative instruments in order to hedge the economic risks of holding the company’s stock. The purpose of these guidelines is to align the interests, including the economic risk of ownership, of management and stockholders. This intent would be undermined if executives were to insulate themselves from economic loss on their stock.

Deductibility of Compensation Expense for Named Executive Officers

Generally, we deduct compensation expense on our federal corporate income tax return. However, Section 162(m) of the Internal Revenue Code disallows deductions by corporations for certain compensation expense to the chief executive officer and the three other most highly paid executive officers, other than the chief executive officer and chief financial officer in excess of $1 million in any year. In 2006, stockholders approved a performance incentive plan for senior officers to permit deductibility of compensation expense for restricted stock and cash bonuses. The plan limits awards of incentive cash compensation and restricted and deferred stock granted in any year to each participant to 1%, and to all participants in the aggregate to 5%, of adjusted net cash flow from operations for the prior year minus a specified amount of not less than $550 million. The plan is not intended to increase award levels beyond those that the committee would otherwise approve consistent with its compensation policies described previously. Participants in the plan include the named executive officers and any other senior officers that the committee may designate. For 2007, the aggregate value of cash bonus and restricted stock awards for each of the named executive officers was substantially less than the maximum amount permitted for each of those individuals. The committee exercised discretion to award aggregate amounts of cash bonus and restricted stock less than that amount for each of the named executive officers consistent with its policies previously explained. The plan does not cover stock options, because they already qualify as performance-based compensation under this section of the code. Cash salary in excess of $1 million to any named executive officer in any year is not deductible. We believe it is important for the committee to retain discretion to pay types and amounts of compensation even if it is not deductible, as it deems appropriate.

Conclusion

We believe that our compensation philosophy and programs align with the interests of the company and shareholders, link compensation to corporate performance and assist in attracting and retaining talented executives. The committee will continue to monitor our programs to ensure that they are consistent with our compensation objectives and policies.

Compensation Committee Report

The compensation and management development committee of the board of directors of the company has reviewed and discussed the compensation discussion and analysis with management, and based on this review and discussion, the compensation and management development committee recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement and incorporated by reference into the 2007 annual report on Form 10-K.

Thomas H. Kean, Chairman
Nicholas F. Brady
Frank A. Olson
Ernst H. von Metzsch
Robert N. Wilson

  Summary of Compensation

The following table sets forth information regarding compensation paid or accrued for the last two fiscal years to the chief executive officer, the chief financial officer and the three other most highly compensated executive officers, for services in all capacities to the company and its subsidiaries.

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(1)	Earnings(4)	Compensation(5)	Total
Principal Position	Year	$	$	$	$	$	$	$	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Hess, John B.	2007	1,350,000	1,224,367	5,469,196	4,506,620	2,475,633	3,575,002	13,500	18,614,318
Chairman & Chief	2006	1,250,000	1,247,978	4,517,693	3,549,560	2,152,022	2,279,680	13,200	15,010,133
Executive Officer (principal executive officer)

O’Connor, John J.	2007	1,200,000	811,517	3,954,964	3,465,778	1,638,483	3,436,718	13,500	14,520,960
Executive Vice	2006	1,100,000	812,969	3,525,403	2,647,020	1,387,031	5,656,082	13,200	15,141,705
President & President, Worldwide Exploration and Production

Walker, F. Borden	2007	850,000	233,000	1,809,296	1,426,764	567,000	1,035,745	13,500	5,935,305
Executive Vice	2006	800,000	255,446	1,572,687	1,187,212	469,554	1,198,538	13,200	5,496,637
President & President, Marketing and Refining

Collins, J. Barclay	2007	775,000 (6)	220,117	1,762,998	1,381,142	554,883	381,615	13,500	5,089,255
Executive Vice	2006	750,000 (7)	251,847	1,511,400	1,126,626	498,153	158,200	13,200	4,309,426
President & General Counsel

Rielly, John P.	2007	660,000	129,875	1,095,334	995,298	320,125	251,901	13,500	3,466,033
Senior Vice President &	2006	625,000	140,960	936,132	796,510	259,040	339,781	13,200	3,110,623
Chief Financial Officer (principal financial officer)

(1)	The amounts shown in column (d) represent the discretionary component of the cash bonuses, and the amounts shown in column (g) represent the components of the cash bonuses relating to the attainment of corporate and business unit performance metrics, paid to the named executive officers under our cash bonus plan, as discussed more fully in Compensation Discussion and Analysis.

(2)	Consists of compensation costs recognized in 2007 and 2006 for restricted stock awards granted in 2007 and 2006 and prior years in accordance with Statement of Financial Accounting Standards No. 123R. A discussion of the valuation assumptions is in Note 8, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(3)	Consists of compensation costs recognized in 2007 and 2006 for stock options granted in 2007 and 2006 and prior years in accordance with Statement of Financial Accounting Standards No. 123R. A discussion of the valuation assumptions is in Note 8, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(4)	Consists of aggregate change in 2007 in actuarial present value of the accumulated benefits of the named executive officers under the company’s pension plans.

(5)	Consists of matching contributions by the company credited to the named executive officers under the company’s employees’ saving and stock bonus plan.

(6)	Of this amount $77,500 was deferred under our deferred compensation plan as reported in the Nonqualified Deferred Compensation table on page 26.

(7)	Of this amount $72,115 was deferred under our deferred compensation plan.

Grants of Plan-Based Awards

On February 7, 2007, the compensation and management development committee approved awards of non-qualified stock options and restricted stock and established target bonuses. The following table sets forth information concerning possible payouts under the annual cash bonus plan for 2007 and individual grants of stock options and restricted stock made under the incentive plan for the last fiscal year to each of the named executive officers:

Grants of Plan-Based Awards

								Grant
					All Other	All Other		Date
					Stock Awards:	Option Awards:		Fair
		Estimated Possible Payouts			Number of	Number of	Exercise or	Value of
		Under Non-Equity Incentive			Shares of	Securities	Base Price of	Stock
		Plan Awards(1)			Stock or	Underlying	Option	and
		Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	Awards ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Hess, John B.	07-Feb-07					255,000	53.20	4,577,250
	07-Feb-07				85,000			4,522,000
	07-Feb-07	966,667	1,933,333	2,900,000
O’Connor, John J.	07-Feb-07					210,000	53.20	3,769,500
	07-Feb-07				70,000			3,724,000
	07-Feb-07	616,667	1,233,333	1,850,000
Walker, F. Borden	07-Feb-07					75,000	53.20	1,346,250
	07-Feb-07				25,000			1,330,000
	07-Feb-07	233,333	466,667	700,000
Collins, J. Barclay	07-Feb-07					72,000	53.20	1,292,400
	07-Feb-07				24,000			1,276,800
	07-Feb-07	216,667	433,333	650,000
Rielly, John P.	07-Feb-07					57,000	53.20	1,023,150
	07-Feb-07				19,000			1,010,800
	07-Feb-07	125,000	250,000	375,000

(1)	The amount shown in columns (c), (d) and (e) above represent the threshold, target and maximum payouts for the components of the 2007 cash bonuses relating to the attainment of corporate and business unit performance metrics. The actual amounts paid for 2007 relating to these components is shown in column (g) of the Summary Compensation Table on page 21.

(2)	The grant date fair values for option awards shown in the above table have been determined using the Black-Scholes option pricing model. This model, like all pricing models, requires assumptions, and therefore the amounts shown should not necessarily be considered indicative of the present value of the amounts that may actually be realized. The following assumptions were made for purposes of this valuation: expected holding period of five years for each option; stock price volatility of 31.8%; risk-free interest rate of 4.7%; and dividend yield of 0.75%. The grant date fair value of stock awards is determined by multiplying the number of shares of stock awarded as shown in column (f) by the closing price of the company’s common stock on the date of grant.

We have no employment agreements with our named executive officers other than agreements relating to credited service discussed under “Pension Benefits” and change of control agreements discussed under “Potential Payments upon Termination or Change in Control.”

The stock options shown in the “All Other Option Awards” column of the Grants of Plan-Based Awards table vest in three equal installments on the first, second and third anniversaries of the grant date, except that options may become exercisable earlier in full in cases of death, disability, normal retirement or change in control. At the discretion of the compensation and management development committee, upon early retirement of an awardee, options not then exercisable may become exercisable in proportion to the calendar days elapsed in the vesting period up to the early retirement date. The options remain exercisable until the tenth anniversary of the date of grant, except in cases of termination of employment for reasons other than death, disability or normal retirement, in which case options remain exercisable only for specified periods. If a grantee’s employment terminates (other than by reason of death, disability or retirement) before these options become exercisable, they will be forfeited. The shares of restricted stock shown in the “All Other Stock Awards” column of the Grants of Plan-Based Awards table (i) vest on the third anniversary of the grant date, except that they may vest earlier upon retirement, death, disability or a change in control (with proportional vesting of restricted stock in the case of early retirement at the discretion of the committee) and (ii) dividends on the shares are accrued and held in escrow until the vesting date, at which time they are paid with interest at short-term market rates (the dividends are forfeited if the shares of restricted stock are forfeited).

Non-equity incentive plan awards are discussed in the Compensation Discussion and Analysis under the heading “Cash Compensation — Cash Bonus Plan.”

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding equity awards held by the named executive officers at the end of the last fiscal year. The market value of shares of unvested restricted stock shown in column (g) is determined by multiplying the number of shares shown in column (f) by the closing price of the company’s common stock at the end of the last fiscal year.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
							Market
	Number of	Number of				Number of	Value of
	Securities	Securities				Shares or	Shares or
	Underlying	Underlying				Units of	Units of
	Unexercised	Unexercised		Option		Stock that	Stock that
	Options	Options		Exercise	Option	have not	have not
	(#)	(#)		Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable		($)	Date	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)

Hess, John B.	225,000	—		19.38	01-Dec-09	595,000 (4)	60,011,700
	300,000	—		20.08	06-Dec-10
	600,000	—		19.43	07-Nov-11
	360,000	—		24.14	02-Jun-14
	228,000	114,000	(1)	29.96	02-Feb-15
	96,000	192,000	(2)	49.55	01-Feb-16
	—	255,000	(3)	53.20	07-Feb-16
O’Connor, John J.	168,000	84,000	(1)	29.96	02-Feb-15	376,000 (5)	37,923,360
	72,000	144,000	(2)	49.55	01-Feb-16
	—	210,000	(3)	53.20	07-Feb-17
Walker, F. Borden	190,000	—		19.43	07-Nov-11	212,500 (6)	21,432,750
	135,000	—		24.14	02-Jun-14
	75,000	37,500	(1)	29.96	02-Feb-15
	30,000	60,000	(2)	49.55	01-Feb-16
	—	75,000	(3)	53.20	07-Feb-17
Collins, J. Barclay	62,500	—		20.08	06-Dec-10	207,000 (7)	20,878,020
	225,000	—		19.43	07-Nov-11
	135,000	—		24.14	02-Jun-14
	72,000	36,000	(1)	29.96	02-Feb-15
	27,000	54,000	(2)	49.55	01-Feb-16
	—	72,000	(3)	53.20	07-Feb-17
Rielly, John P.	60,000	—		24.14	02-Jun-14	94,000 (8)	9,480,840
	48,000	24,000	(1)	29.96	02-Feb-15
	21,000	42,000	(2)	49.55	01-Feb-16
	—	57,000	(3)	53.20	07-Feb-17

(1)	Options become vested and exercisable February 2, 2008.

(2)	Options become vested and exercisable in 2 equal installments on February 1, 2008 and February 1, 2009 if the named executive officer continues to be employed.

(3)	Options become vested and exercisable in 3 equal installments on February 7, 2008, February 7, 2009 and February 7, 2010 if the named executive officer continues to be employed.

(4)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 114,000 on February 2, 2008, 300,000 on February 5, 2008, 96,000 on February 1, 2009 and 85,000 on February 7, 2010.

(5)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 84,000 on February 2, 2008, 150,000 on February 5, 2008, 72,000 on February 1, 2009 and 70,000 on February 7, 2010.

(6)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 37,500 on February 2, 2008, 120,000 on February 5, 2008, 30,000 on February 1, 2009 and 25,000 on February 7, 2010.

(7)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 36,000 on February 2, 2008, 120,000 on February 5, 2008, 27,000 on February 1, 2009 and 24,000 on February 7, 2010.

(8)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 24,000 on February 2, 2008, 30,000 on February 5, 2008, 21,000 on February 1, 2009 and 19,000 on February 7, 2010.

The following table sets forth information as to the named executives regarding the exercise of stock options and the vesting of restricted stock under the incentive plan during the last fiscal year:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Hess, John B.	750,000	34,481,053	120,000	7,231,200
O’Connor, John J.	570,000	22,707,309	90,000	5,423,400
Walker, F. Borden	170,000	8,999,718	45,000	2,711,700
Collins, J. Barclay	75,500	3,438,971	45,000	2,711,700
Rielly, John P.	135,000	4,975,026	30,000	1,807,800

Pension Benefits

The following table shows the number of years of credited service and present value of the accumulated benefit under these plans as of the end of the last fiscal year for each of the named executive officers.

			Present Value of
		Number of Years	Accumulated
		Credited Service	Benefit
Name	Plan Name	(#)	($)
(a)	(b)	(c)	(d)

Hess, John B.	Employees’ Pension Plan	30.58	747,415
	Restoration Plan	30.58	21,099,350

O’Connor, John J.	Employees’ Pension Plan	6.25	163,086
	Restoration Plan	39.25 (1)	22,927,757

Walker, F. Borden	Employees’ Pension Plan	11.50	290,828
	Restoration Plan	30.50 (2)	7,001,509

Collins, J. Barclay	Employees’ Pension Plan	23.67	787,879
	Restoration Plan	23.67	6,545,653

Rielly, John P.	Employees’ Pension Plan	6.75	101,812
	Restoration Plan	23.25 (3)	1,985,385

(1)	Credited years of service include 33 years for service with prior employers. Benefits shown are net amounts offset by amounts due from previous employers. Additional years of credited service result in an increase of $18,893,711 under the restoration plan.

(2)	Credited years of service include 19 years for service with a prior employer. Benefits shown are net amounts offset by amounts due from previous employer. Additional years of credited service result in an increase of $4,453,457 under the restoration plan.

(3)	Credited years of service include 16.5 years for service with a prior employer. Benefits shown are net amounts offset by amounts due from previous employer. Additional years of credited service result in an increase of $1,476,182 under the restoration plan.

We maintain an employees’ pension plan, a qualified defined benefit plan under the Internal Revenue Code, and a non-qualified supplemental plan, called the pension restoration plan, that provides benefits that would otherwise be payable to participants under the employees’ pension plan but for limitations imposed by the Internal Revenue Code, with certain modifications discussed below. Employees participate after one year of service in the employees’ pension plan and vest in a retirement benefit after five years of service. Annual retirement benefits for a participant at normal retirement age are determined by multiplying 1.6% of the participant’s final average compensation by his or her years of service and are then reduced by an offset for social security benefits. Under the employees’ pension plan, final average compensation is the average of any three years of highest annual compensation (consisting of salary and cash bonus as shown in columns (c), (d) and (g) of the Summary Compensation Table) paid to the participant during the 10 years immediately preceding his or her retirement date. Under the restoration plan, final average compensation is the average of any three years of highest annual salary (as shown in column (c) of the Summary Compensation Table) plus the average of any three years of highest cash bonus (as shown in columns (d) and (g) of the Summary Compensation Table) paid to the participant during the 10 years immediately preceding his or her retirement date.

Normal retirement under the plans means retirement at age 65, but a participant retiring from active service is entitled to an unreduced benefit at age 60. A participant may elect early retirement if the participant is at least 55 years old and has 10 years of service. Mr. Collins is the only named executive officer currently eligible for early retirement under the employees’ pension plan, and Messrs. Collins and O’Connor are the only named executive officers eligible for early retirement under the restoration plan. The Company awarded credited service for prior employment under the restoration plan for Messrs. O’Connor, Walker and Rielly for the reasons discussed in “Compensation Discussion and Analysis”. Under both plans, retirement benefits paid upon early retirement from active service at the age of 55 are reduced by 25% of the retirement benefit otherwise payable, with proportionately lower reductions for early retirement between ages 55 and 60. Early retirement reductions are greater if employment terminates prior to age 55. Retirement benefits under the employees’ pension plan are payable as a straight life annuity or in other forms of annuities actuarially equivalent to a straight life annuity. Retirement benefits under the restoration plan are payable as a lump sum 6 months after retirement. A participant’s right to payment under the restoration plan constitutes a general unsecured claim against the company.

The valuation method and material assumptions used in quantifying the present value of the accumulated benefit shown in the table are explained in Note 10. Retirement Plans, to our consolidated financial statements in our annual report on Form 10-K for year ended December 31, 2007. As explained in footnotes to the table above and in the compensation discussion and analysis, Messrs. O’Connor, Rielly and Walker were granted years of credited service under the restoration plan for employment with prior employers by the compensation and management development committee. Retirement benefits payable under the restoration plan are offset by retirement benefits payable by their prior employers.

Nonqualified Deferred Compensation

	Executive	Aggregate	Aggregate
	Contributions in	Earnings in	Balance at
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year
Name	($)	($)	($)
(a)	(b)	(c)	(d)

Hess, John B.	—	—	—
O’Connor, John J.	—	—	—
Walker, F. Borden	—	—	—
Collins, J. Barclay	77,500(1)	76,391	402,315
Rielly, John P.	—	—	—

(1)	This amount is included in the Summary Compensation Table in the salary column.

We maintain a deferred compensation plan for certain highly-paid employees selected by us as eligible to participate under which a participant may elect in advance of any year to defer payment of up to 50% of salary and 100% of cash bonus payable for that year to a date no earlier than three years from the date of election, except that payments may be made earlier in the case of termination, death, disability, retirement or a change of control. Amounts deferred are deemed invested in investment vehicles identical to those offered under our qualified employees’ savings and stock bonus plan as the participant elects, except that the deferred compensation plan does not offer a fund for investing in the company’s stock, and earnings thereon are payable together with the deferred compensation. Payments may be made in a lump sum or in annual installments over a five year period, as the participant elects. The right of any participant to receive a payment constitutes a general unsecured claim against the company.

Potential Payments upon Termination or Change in Control

Termination

In the event any of the named executive officers had terminated employment at the end of the last fiscal year, the officer would be entitled to the officer’s accumulated retirement benefits in accordance with the provisions of our retirement plans as described under “Pension Benefits” on page 25. Retirement benefits under the employees’ pension plan are payable solely in the form of an annuity. Retirement benefits under the restoration plan are payable only in the form of a lump sum.

Mr. Collins would also be entitled to the amount shown in the “Nonqualified Deferred Compensation” table on page 26. In addition, because Mr. Collins was eligible for early retirement under the employees’ pension plan, a pro rata portion of his unvested equity awards would become vested at the discretion of the compensation and management development committee based on the number of calendar days elapsed in the applicable vesting period and he would be entitled to exercise all vested stock options until the option expiration date shown in the “Outstanding Equity Awards at Fiscal Year End” table on pages 23 and 24.

Each named executive officer other than Mr. Collins would also be entitled to exercise the stock options shown in the “Option Awards — Exercisable” column of the “Outstanding Equity Awards at Fiscal Year End” table on pages 23 and 24 for a period of 60 days from the date of termination. If any of the named executive officers had terminated employment due to death or disability (i) stock options in the “Option Awards — Unexercisable” column of the “Outstanding Equity Awards at Fiscal Year End” table would have become fully exercisable, (ii) all stock options in the “Option Awards” columns of that table would remain exercisable until the option expiration date shown in the table, and (iii) all restricted stock awards listed in that table would have become fully vested. See that table for the market value of the unvested shares of restricted stock at the end of the last fiscal year.

Change in Control

Equity Awards.  In the event of a change in control of the company, pursuant to the incentive plan all unexercisable stock options and all nonvested shares of restricted stock awarded to the named executive officers would immediately become fully exercisable and vested. See the “Outstanding Equity Awards at Fiscal Year End” table on pages 23 and 24 for the number of unexercisable options and unvested shares of restricted stock held by each named executive officer at the end of the last fiscal year. The named executive officers would also be able to exercise the stock options shown in the “Option Awards-Exercisable” column of that table.

For purposes of the incentive plan “change in control” means (i) acquisition by a person or group of 20% or more of the company’s common stock or voting securities, (ii) a change in majority of the board of directors, (iii) shareholder approval of a reorganization, merger or consolidation in which the owners of the company’s common stock and voting securities immediately prior to the transaction do not own more than 51%, respectively, of the common stock and voting securities of the surviving entity, or (iv) shareholder approval of a liquidation, dissolution or sale of all or substantially all of the company’s assets in which the owners of the company’s common stock and voting securities immediately prior to the transaction do not own more than 51%, respectively, of the common stock and voting securities of the surviving entity.

Severance Payments.  The company has entered into change in control termination benefit agreements with executive officers and certain other officers of the company. These agreements provide for lump sum cash payments equal to a multiple of an executive’s annual compensation if within 24 months following a change in control the employment of the executive is terminated by the executive for good reason or by the company without cause. For these purposes, annual compensation consists of the executive’s base pay at the date of his termination or immediately before the change in control, whichever is higher, plus the greater of his or her target bonus for the year in which the change in control occurs or the highest bonus earned in the three fiscal years preceding the change in control. The multiple of annual compensation received is three times for the named executive officers (other than Mr. Rielly) and two times for Mr. Rielly and all other officers with whom such agreements were made.

In addition, the executive is entitled to receive a pro rata portion of his or her target bonus for the fiscal year in which termination occurs, and continuation of medical, dental and other welfare benefits. The benefits continuation period is 36 months following termination for the named executive officers (other than Mr. Rielly) and 24 months following termination for Mr. Rielly and all other officers with whom such agreements were entered into. The agreements provide for immediate vesting of retirement benefits upon termination, deemed age and service credit in determining retirement benefits for the number of years equal to the severance multiple, and deemed compensation in determining retirement benefits equal to the salary and bonus taken into account in determining the lump sum severance payment. The named executive officers are also entitled to a “gross-up” payment from the company for any “golden parachute” excise tax imposed by the Internal Revenue Code on “excess parachute payments” resulting from a change in control.

Value of Change in Control Payments and Benefits.  Set forth below is the estimated value, assuming that a change in control occurred at the end of the last fiscal year and the employment of each named executive officer terminated on that date under circumstances entitling them to severance payments and benefits under the change in control termination benefit agreements, as well as the value of their unvested equity awards at the end of the last fiscal year.

	Cash					Additional
Named	Severance	Stock	Restricted	Welfare	Outplacement	Pension	Excise Tax
Executive	Payment	Options	Stock	Benefits	Benefits	Benefits(1)	Gross-up	Total
Officer	($)	($)	($)	($)	($)	($)	($)	($)

Hess, John B.	14,250,000	30,087,420	60,011,700	41,616	30,000	19,643,567	21,013,676	145,077,979
O’Connor, John J.	10,200,000	23,352,840	37,923,360	19,875	30,000	5,730,549	10,903,423	88,160,047
Walker, F. Borden	4,800,000	9,311,850	21,432,750	41,616	30,000	6,324,857	6,752,828	48,693,901
Collins, J. Barclay	4,575,000	8,754,660	20,878,020	31,419	30,000	1,304,740	N/A	35,573,839
Rielly, John P.	2,120,000	6,573,240	9,480,840	186	30,000	565,395	2,105,159	20,874,820

(1)	Each named executive officer would also be entitled to his accumulated retirement benefits in accordance with the provisions of the employees’ pension plan and pension restoration plan described under “Pension Benefits” on page 25.

The amounts in the table above were calculated: assuming a change in control occurred on December 31, 2007; using the closing price of our common stock on December 31, 2007 (the last trading day of our fiscal year) of $100.86 per share; using the intrinsic value of stock options (i.e., the result of multiplying the number of unvested options by the difference between the December 31, 2007 closing price of our common stock and the exercise price) and for purpose of the golden parachute excise tax (i) assuming each of the named executive officers is subject to the maximum federal and state income tax rates, (ii) using the applicable federal rates for December 2007 to calculate the present values of accelerated payments and (iii) assuming that the five-year period for determining the average total compensation of each named executive officer (i.e., the base amount under the golden parachute rules) ended on December 31, 2006.

The definition of “change in control” under the termination benefits agreements is substantially similar to the definition of change in control in the incentive plan, except that the change in a majority of board of directors must occur within a 24-month period, the applicable event for reorganization, merger or consolidation is consummation rather than shareholder approval, and the exception for reorganization, merger, consolidation, liquidation, dissolution and asset sale is 60% rather than 51%.

For purposes of these agreements, good reason is defined as a failure to maintain the executive in the office or position held immediately prior to the change in control (or a substantially equivalent position), the removal of the executive as a director if the executive was a director immediately prior to the change in control, a material adverse change in the nature or scope of the executive’s authorities, responsibilities or duties, a reduction in base salary or target annual bonus, termination of the ability of the executive to participate in the company’s welfare benefit plans or retirement plans as in effect immediately prior to the change in control or a material reduction in the scope or value of those welfare or retirement benefits, a relocation of the executive’s principal work location of more than 30 miles from the executive’s location immediately prior to the change in control, or an increase in the executive’s required business travel of more than 20% (based on days in any calendar quarter or year) than required in any of the three full years immediately prior to the change in control. Cause for purposes of these agreements is defined as conviction of a felony, gross and willful misconduct by the executive in performing the executive’s duties, or willful and continued failure of the executive to substantially perform the executive’s duties after written demand.

Director Compensation

The following table shows compensation paid to directors in 2007.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards(1)	Compensation(2)	Total
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)

Brady, Nicholas F.	127,500	150,024	11,313	288,887
Holiday, Edith E.	127,500	150,024	186	277,710
Kean, Thomas H.	129,500	150,024	11,313	290,837
Lavizzo-Mourey, Risa	114,500	150,024	186	264,110
Matthews, Craig G.	118,500	150,024	186	268,710
John H. Mullin III	100,375	150,024	186	250,585
Olson, Frank A.	131,500	150,024	11,313	292,837
Von Metzsch, Ernst H.	106,000	150,024	186	255,210
Wilson, Robert N.	147,000	150,024	186	297,210

(1)	Stock awards consist of 2,820 common shares granted on February 7 that were fully vested on grant. The closing price of our common shares on that date was $53.20 per share. This is the amount recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123R.

(2)	Amounts in this column consist of $186 in life insurance premiums for each director and, for Messrs. Brady, Kean and Olson, $11,127 in medical benefits.

In 2007, each director who was not an employee of the company or any of its subsidiaries received an annual fee of $75,000 for membership on the board of directors and a fee of $2,000 for each board of directors’ and stockholders’ meeting attended. These directors received an additional annual fee of $5,000 for membership on each committee of the board of directors on which such director served, except for audit committee members who each received an annual fee of $7,500, and a fee of $2,000 for each committee meeting, and in the case of audit committee members each quarterly financial review, attended. The chairperson of each committee received an annual fee of $7,500, except for the chairman of the audit committee, who received an annual fee of $15,000. In addition, in February 2007 each non-employee director received 2,820 shares of common stock (constituting approximately $150,000 in value on the date of award). These awards are made from shares purchased by the company in the open market.

Ownership of Voting Securities by Certain Beneficial Owners

The following table sets forth, as of the most recent practicable date, information as to the ownership of more than 5% of any class of the company’s voting securities by beneficial owners known by the company to hold more than 5% of any such class:

		Amount and
	Name and address	nature of
	of beneficial	beneficial		Percent
Title of class	owner	ownership(a)		of class

Common Stock	John B. Hess	36,655,452	(b)(c)(d)(e)	11.30
	Nicholas F. Brady	19,614,770	(b)(c)(g)	6.09
	Thomas H. Kean	25,877,240	(b)(c)(d)(h)	8.03
	John Y. Schreyer	18,201,047	(b)(d)(f)	5.53
	c/o Hess Corporation 1185 Avenue of the Americas New York, New York 10036
Common Stock	FMR LLC 82 Devonshire St. Boston, MA 02109	35,395,296	(i)	11.04

Common Stock	Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	24,287,318	(j)	7.6

(a) The information in this table and in the notes thereto was obtained, with respect to FMR LLC and Janus Capital Management LLC (“Janus Capital”), from Schedules 13G filed by such reporting persons with the Securities and Exchange Commission in March and February 2008. Information with respect to Messrs. Hess, Brady and Kean is as of March 5, 2008, with respect to FMR LLC is as of March 10, 2008 and with respect to Mr. Schreyer and Janus Capital is as of December 31, 2007. The individual amounts and percentages shown for Messrs. Hess, Brady, Kean and Schreyer should not be added because they reflect shared beneficial ownership.

(b) This amount includes 11,133,229 shares held by a charitable lead annuity trust established under the will of Leon Hess. Mr. John B. Hess has sole voting power over the stock held by this trust and shares dispositive power over such stock with Messrs. Schreyer, Brady and Kean.

(c) This amount includes 8,282,686 shares held by a limited partnership. Messrs. Hess, Brady and Kean serve on the management committee of the general partner of this limited partnership and share voting and dispositive power with respect to shares held by the limited partnership.

(d) This amount includes 6,436,881 shares held by the Hess Foundation, Inc. of which Messrs. Hess, Kean and Schreyer are directors and as to which Mr. Hess has sole voting power and shares dispositive power with Messrs. Kean and Schreyer.

(e) This amount includes:

•	974,069 shares owned directly by Mr. Hess, as to which he has sole voting and dispositive power,

•	647,939 shares held by two trusts for the benefit of Mr. Hess and his children, as to which Mr. Hess is a trustee and has sole voting power and dispositive power,

•	305,000 shares held in escrow under the company’s incentive plan as to which Mr. Hess has voting but not dispositive power,

•	2,104,000 shares underlying options to purchase common stock, as to which Mr. Hess has no voting or dispositive power until they are acquired upon exercise of the options,

•	48,476 shares vested in the name of Mr. Hess under the employees’ savings and stock bonus plan as to which he has sole voting and dispositive power,

•	2,703,213 shares held by a trust of which Mr. Hess is a co-trustee and as to which he has sole voting power and shared dispositive power,

•	63,639 shares held by a trust of which Mr. Hess is a co-trustee and has shared voting and dispositive power,

•	2,371,878 shares held by Mr. Hess’ siblings and five trusts for the benefit of Mr. Hess’ siblings as to which Mr Hess has sole voting power and as to 1,541,950 shares of which he shares dispositive power pursuant to a shareholders agreement among Mr. Hess, his siblings and others,

•	735,216 shares held by three trusts for the benefit of Mr. Hess and his heirs, of which Mr. Hess’ spouse is trustee, but as to which he has sole voting power and shares dispositive power pursuant to a shareholders agreement among Mr. Hess, his spouse and others,

•	794,708 shares held by a trust for the benefit of Mr. Hess’ mother, as to which he has sole voting power and shared dispositive power, and

•	54,518 shares held by two trusts as to which Mr. Hess has sole voting and dispositive power.

(f) This amount includes:

•	63,192 shares owned directly by Mr. Schreyer, as to which he has sole voting and dispositive power,

•	90,000 shares underlying options to purchase common stock, as to which Mr. Schreyer has no voting or dispositive power until they are acquired upon exercise of the options,

•	412,615 shares held by four trusts as to which Mr. Schreyer has shared voting and dispositive power, and

•	65,130 shares held by a trust as to which Mr. Schreyer has sole voting and dispositive power.

(g) This amount includes 157,974 shares held directly by Mr. Brady, as to which he has sole voting and dispositive power, 6,000 shares held by a limited liability company of which Mr. Brady is the managing member and as to which he has sole voting and dispositive power. This amount also includes 9,966 shares held by two trusts of which Mr. Brady is a co-trustee, and 24,915 shares held by a charitable foundation in each case as to which Mr. Brady shares voting and dispositive power.

(h) This amount includes 24,444 shares held directly by Mr. Kean, as to which he has sole voting and dispositive power.

(i) Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 34,552,969 shares or 10.778% of the common stock outstanding of the company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 34,552,969 shares owned by the Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 2,440 shares, or 0.001%, of the common stock outstanding of the company, beneficially owned through Strategic Advisers, Inc.

Pyramis Global Advisors, LLC (“PGALLC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 20,600 shares or 0.006% of the outstanding common stock of the company as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares.

Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 20,600 shares and sole power to vote or to direct the voting of 20,600 shares of common stock owned by the institutional accounts or funds advised by PGALLC as reported above.

Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 278,487 shares or 0.087% of the outstanding common stock of the company as a result of its serving as investment manager of institutional accounts owning such shares.

Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 278,487 shares and sole power to vote or to direct the voting of 274,087 shares of common stock owned by the institutional accounts managed by PGATC as reported above.

FIL Limited, formerly known as Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC no-action letter dated October 5, 2000, is the beneficial owner of 540,800 shares or 0.169% of the common stock outstanding of the company.

Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their boards of directors are generally composed of different individuals.

FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934 Act”) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

FIL has sole dispositive power over 540,800 shares owned by the international funds. FIL has sole power to vote or direct the voting of 527,500 shares and no power to vote or direct the voting of 13,300 shares of Common Stock held by the International Funds as reported above.

(j) Janus Capital has an indirect 86.5% ownership stake in Enhanced Investment Technologies LLC (“INTECH”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Due to the above ownership structure, holdings for Janus Capital, Perkins Wolf and INTECH are aggregated for purposes of Janus Capital’s filing. Janus Capital, Perkins Wolf and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as “Managed Portfolios”).

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 23,669,807 shares or 7.4% of the shares outstanding of common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Perkins Wolf may be deemed to be the beneficial owner of 614,867 shares or 0.2% of the shares outstanding of common stock held by such Managed Portfolios. However, Perkins Wolf does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. These holdings may also be aggregated within 13G filings submitted by Mac-Per-Wolf Company, the majority owner of Perkins Wolf.

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of 2,644 shares or 0.0% of the shares outstanding of common stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

Ownership of Equity Securities by Management

The table below sets forth as to each director and named executive officer, and all directors and executive officers as a group, information regarding their ownership of equity securities of the company on March 5, 2008. The persons listed below have sole voting and investment power as to all shares indicated except as set forth in the footnotes to the table. Where no information appears in the column “Percent of outstanding shares of common stock owned,” the securities held represent less than one percent of the common stock.

Individual amounts and percentages shown for Messrs. Brady, Hess and Kean cannot be added because they reflect shared beneficial ownership of shares as explained in footnotes (b), (c) and (d) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

			Percent of
			outstanding	Of total number of
			shares of	shares beneficially
	Total number of shares		common stock	owned, number of
Name	beneficially owned(a)		owned	option shares

Nicholas F. Brady	19,614,770	(b)	6.09	—
J. Barclay Collins	1,071,133	(c)	—	608,500
John B. Hess	36,655,452	(d)	11.30	2,104,000
Edith E. Holiday	21,444		—	—
Thomas H. Kean	25,877,240	(e)	8.03	—
Risa Lavizzo-Mourey	12,144		—	—
Craig G. Matthews	19,839		—	—
John H. Mullin	7,144		—	—
John J. O’Connor	885,581		—	466,000
Frank A. Olson	28,344		—	—
Ernst H. von Metzsch	43,644		—	—
John P. Rielly	330,091		—	193,000
F. Borden Walker	676,031		—	472,500
Robert N. Wilson	55,854		—	—
All directors and executive officers as a group	41,430,696		12.68	4,570,099

(a)	These figures include 5,633 shares vested in the name of Mr. Collins, 48,476 shares vested in the name of Mr. Hess, 4,027 shares vested in the name of Mr. Rielly, 3,891 shares vested in the name of Mr. Walker, and 70,475 shares vested for all executive officers and directors as a group under the employees’ savings and stock bonus plan as to which these individuals and the group have voting and dispositive power. These amounts also include 81,000 shares held in escrow under the incentive plan for Mr. Collins, 305,000 shares held in escrow under this plan for Mr. Hess, 242,000 shares held in escrow under this plan for Mr. O’Connor, 70,000 shares held in escrow under this plan for Mr. Rielly, 91,000 shares held in escrow under this plan for Mr. Walker and 1,266,900 shares held in escrow under this plan for all executive officers and directors as a group. As to these shares, these individuals and the group have voting power but not dispositive power. Holders of stock options do not have the right to vote or any other right of a stockholder with respect to shares of common stock underlying such options until they are exercised.

(b)	See footnotes (b), (c) and (g) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(c)	This amount includes 365,300 shares pledged as security for a third party loan.

(d)	See footnotes (b), (c), (d) and (e) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(e)	See footnotes (b), (c), (d) and (h) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee has selected the firm of Ernst & Young LLP as the independent registered public accountants of the company for the fiscal year ending December 31, 2008. Ernst & Young LLP has acted for the company in this capacity for many years. The board proposes that the stockholders ratify this selection at the annual meeting.

If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent public accountants will be reconsidered by the audit committee.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

  Independent Public Accountants Fee Information

Ernst & Young LLP’s fees, by category of professional service in each of the last two fiscal years, were (in thousands):

	2007	2006

Audit Fees	$9,228	$8,336
Audit-Related Fees	1,321	1,072
Tax Fees	737	484
All Other Fees	—	—

Total	$11,286	$9,892

Ernst & Young LLP audit fees include fees associated with the last annual audit, the reviews of the company’s quarterly reports on Form 10-Q, reporting on the effectiveness of internal controls over financial reporting, SEC registration statements, and statutory audits required internationally.

Ernst & Young’s fees for audit-related services include pension and savings plan audits, attest services not required by statute or regulation, accounting consultations, acquisition reviews, and consultations on internal accounting controls.

Tax fees include tax compliance services and United States and international tax advice and planning.

As part of its responsibility for oversight of the independent public accountants, the audit committee has established a pre-approval policy for the provision of engaging audit and permitted non-audit services provided by the company’s independent public accountants. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent public accountants is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved annually by the audit committee. Each such service and budgeted amount is thereafter updated quarterly. Any type of permitted service not previously approved by the audit committee must be specifically pre-approved before the service can be provided. For each fiscal year, the audit committee may determine appropriate ratios between categories of services and the total fees paid to the independent public accountants. The audit committee has delegated authority to the chairman of the audit committee to approve additional services or an increase in fees for a previously approved service in excess of the budgeted amount for that service. However, any increased fees or additional services so approved must be reported to the audit committee at its next scheduled meeting. The audit committee has determined that the provision of all services approved in accordance with this policy is not incompatible with the independence of the independent public accountants.

PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION AND BY-LAWS TO DECLASSIFY THE BOARD

Our Board of Directors is currently divided into three classes, each elected for a three-year term. This classified structure was put in place by amendments to our Certificate of Incorporation and By-Laws approved by the stockholders in 1985. At the time, the board believed that this structure would promote continuity and stability of strategy, oversight and policies and provide negotiating leverage to the board in a potential takeover situation.

At last year’s annual meeting, the Employees Pension Plan of the American Federation of State, County and Municipal Employees presented a stockholder proposal urging the board to take the necessary steps to eliminate classification of the board of directors and to provide that all directors be elected annually. The proposal urged that the declassification be effected in a manner that would not affect the terms of incumbent directors.

The Board last year determined to put this proposal to the stockholders without any recommendation as to how to vote, explaining the benefits it believed the classified board continued to afford our company so that stockholders could consider them together with the opposing views presented by the proponent. The board also stated that it would carefully consider the views of the stockholders as expressed in the vote on the proposal.

The proposal was approved by stockholders, receiving 77% of the votes cast. After careful deliberation of the corporate governance and nominating committee and the full board of directors, and taking into account the level of support for the proposal at last year’s annual meeting, the board has approved proposed amendments to the certificate of incorporation and by-laws eliminating the classified structure and providing for the annual election of directors at the 2009 annual meeting. The full text of these proposed amendments is attached as Annex A to this proxy statement.

Under the proposed amendments, the annual election of directors will be phased in gradually to assure a smooth transition. Directors elected at the 2007 and 2008 annual meetings will continue to serve the remainder of their three-year terms and annual election of those directors would begin upon expiration of their terms. Directors elected at the 2009 meeting would be elected for a one-year term. Directors elected to fill newly created directorships resulting from an increase in the number of directors or any vacancies on the board will serve until the next annual meeting.

The affirmative vote of 80% of the outstanding shares of common stock is required to adopt the proposed amendments. Abstentions and broker non-votes will effectively be votes against the proposal.

We recommend a vote FOR the approval of the proposed amendments to the certificate of incorporation and by-laws.

PROPOSAL TO APPROVE THE ADOPTION OF 2008 LONG-TERM INCENTIVE PLAN

The company currently provides stock-based compensation under the Second Amended and Restated 1995 Long-Term Incentive Plan (the “Prior Incentive Plan”) to officers and other salaried employees of the company and its subsidiaries. As of March 5, 2008, there were 4,243,400 shares of common stock remaining available for future grants under the Prior Incentive Plan. As of that date, there were 13,594,900 shares of common stock subject to outstanding options, with a weighted average exercise price per share equal to $45.92 and a weighted average term remaining of 7.44 years and 3,390,600 shares of restricted stock that were issued and outstanding, but not yet vested, under the Prior Incentive Plan.

After a review of the Prior Incentive Plan and the company’s compensation policies by the compensation and management development committee (the “committee”), with the assistance of the committee’s compensation consultant, on March 5, 2008, the committee approved and the board adopted the 2008 Long-Term Incentive Plan (the “2008 Incentive Plan”), subject to the requisite approval of the 2008 Incentive Plan by the company’s stockholders at the annual meeting. No awards have been made under the 2008 Incentive Plan. If the 2008 Incentive Plan is approved by the stockholders, no additional grants or awards will be made under the Prior Incentive Plan in the future, but the awards outstanding under the Prior Incentive Plan will remain in effect in accordance with their terms.

Some of the terms of the 2008 Incentive Plan that are intended to protect and promote the interests of the company’s stockholders are:

•	the maximum number of new shares that would be available for award under the 2008 Incentive Plan, 13,000,000 shares, would represent approximately 4.0 percent of the company’s outstanding shares of common stock on March 5, 2008;

•	full value share awards, such as restricted stock, will count as 2 shares against the total shares of common stock available for delivery under the 2008 Incentive Plan;

•	all stock options and stock appreciation rights must be granted with an exercise or base price of not less than the fair market value of the common stock on the grant date; as a result, the 2008 Incentive Plan will prohibit discounted options or stock appreciation rights;

•	the 2008 Incentive Plan prohibits the repricing of stock options and stock appreciation rights without stockholder approval;

•	the 2008 Incentive Plan prohibits the use of dividend equivalents with stock options or stock appreciation rights;

•	restricted stock and restricted stock unit awards granted to employees must have a minimum vesting period of three years (or, in the case of those awards that vest upon the achievement of performance goals, a minimum performance period of one year), with limited exceptions;

•	the committee, comprised solely of independent directors, will administer the 2008 Incentive Plan;

•	any shares used by a participant to pay the exercise price or required tax withholding for an award may not be available for future awards under the 2008 Incentive Plan;

•	generally speaking, if outstanding stock options and other awards are assumed or substituted by an acquirer or related corporation in a change of control of the company, those options and other awards will not immediately vest on a “single trigger” basis;

•	the 2008 Incentive Plan allows for the grant of options and some other awards that meet the requirements of Section 162(m) of the Internal Revenue Code of 1986 for tax deductibility of executive compensation, and the company is seeking approval from the stockholders of the performance goals that may be selected by the committee for these awards (other than options or stock appreciation rights, which must be granted at fair market value) under the 2008 Incentive Plan; and

•	the 2008 Incentive Plan does not permit options or other awards to be transferred to third parties for value or other consideration unless approved by the stockholders.

The board of directors recommends a vote FOR the proposal to approve the adoption of the 2008 Incentive Plan. Approval of the adoption of the 2008 Incentive Plan requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the annual meeting. Abstentions will be counted as present for purposes of this vote, and therefore will have the same effect as a vote against the 2008 Incentive Plan. Broker non-votes, if any, will not be counted as present and entitled to vote on this proposal.

Description of the 2008 Incentive Plan

The principal features of the 2008 Incentive Plan are summarized in this proxy statement. Stockholders should read the 2008 Incentive Plan for a full statement of its legal terms and conditions. Annex B attached to this proxy statement contains the full text of the 2008 Incentive Plan as proposed to be approved by the stockholders.

Purpose.  The purpose of the 2008 Incentive Plan is to promote the identity of interests between stockholders and non-employee directors of the company and officers, other employees and consultants of the company and its subsidiaries by encouraging and creating significant levels of ownership of common stock by those non-employee directors, officers, other employees and consultants. The 2008 Incentive Plan is anticipated to provide meaningful long-term incentive opportunities for non-employee directors, officers, other employees and consultants who are responsible for the success of the company and its subsidiaries and who are in a position to make significant contributions toward their objectives.

Administration.  The 2008 Incentive Plan will be administered by the compensation and management development committee of the board, or such other committee of the board of directors as the board may designate to administer the 2008 Incentive Plan. The committee may, to the extent permissible under applicable law, delegate to officers or managers of the company or its subsidiaries the authority to perform administrative functions. The committee has full and final authority to select and designate 2008 Incentive Plan participants, to determine the type, amount and conditions of awards to be granted under the 2008 Incentive Plan, and to make all determinations in connection therewith which may be necessary or advisable. Unless authority is specifically reserved to the board under the terms of the 2008 Incentive Plan, or applicable law, the committee will have sole discretion in exercising such authority under the 2008 Incentive Plan.

The committee is comprised of at least three members of the board, each of whom is selected by the board. The members of the committee will be “disinterested persons,” within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors” for purposes of section 162(m) of the Internal Revenue Code (to the extent that an exemption from the deduction limitations of section 162(m) is sought as to an award (see “Certain Federal Income Tax Consequences” below)), and will satisfy any additional regulatory, listing and independence requirements as the board may require. Currently, the members of the committee are Mr. Kean, Mr. Brady, Mr. Olson, Mr. von Metzsch and Mr. Wilson, each of whom is a director, but not an employee, of the company.

Eligibility.  Awards may be granted only to individuals who are officers, other employees or consultants of the company or its subsidiaries, as well as to non-employee directors of the company. Only employees of the company and its subsidiaries will be eligible to receive “incentive stock options” under the 2008 Incentive Plan. Although all salaried employees are eligible to participate, it is expected that fewer than 1,000 employees will be granted awards. No awards will be granted under the 2008 Incentive Plan unless and until the plan is approved by the stockholders. Because it will be within the committee’s discretion to determine which non-employee directors, employees and consultants will receive awards under the 2008 Incentive Plan, and the types and amounts of those awards, it is not possible at present to specify the benefits that would be received under the 2008 Incentive Plan by directors, executive officers and other employees if the 2008 Incentive Plan is approved by the stockholders. In addition, the benefits or amounts that would have been received by, or allocated to, those persons for the last completed fiscal year if the 2008 Incentive Plan had been in effect cannot be determined.

Shares Subject to Awards.  A maximum of 13,000,000 shares of the company’s common stock would be available for delivery under the 2008 Incentive Plan, plus up to 16,985,500 shares of common stock subject to outstanding options or other awards under the Prior Incentive Plan that are forfeited or are otherwise settled or terminated without a distribution of shares on or after March 5, 2008, subject to adjustment for certain changes in the company’s capital structure (described below under “Changes in Capital”). The shares of common stock that may be issued under the 2008 Incentive Plan will be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares that have been reacquired and are held as treasury stock. The 2008 Incentive Plan provides that for purposes of determining the number of shares of common stock available for delivery under the 2008 Incentive Plan, (a) each share delivered upon exercise of stock options will reduce the shares available for delivery under the 2008 Incentive Plan by one share, (b) each share covered by the exercised portion of a stock appreciation right (“SAR”), whether settled in cash or shares, will reduce the shares available for delivery under the 2008 Incentive Plan by one share, (c) each share delivered under a restricted stock award without a purchase price at least equal to the fair market value of common stock on the award date, a restricted stock unit, a performance award, or a dividend equivalent will reduce the shares available for delivery under the 2008 Incentive Plan by two shares, (d) any shares covered by an award which are not delivered because the award is paid in cash will not reduce the shares available for delivery under the 2008 Incentive Plan, (e) any shares subject to an award or portion of an award that is forfeited, terminated, cancelled or otherwise expires will be available for future awards under the 2008 Incentive Plan; however, shares used to pay the exercise price or required tax withholding for an award under the 2008 Incentive Plan will not be available for future awards under the 2008 Incentive Plan, and (f) the payment of cash dividends or dividend equivalents in cash in connection with awards under the 2008 Incentive Plan will not reduce the shares available for delivery under the 2008 Incentive Plan. If the company or a subsidiary acquires or combines with another company, any awards that may be granted under the 2008 Incentive Plan in substitution or exchange for outstanding stock options or other awards of that other company will not reduce the shares available for issuance under the 2008 Incentive Plan, but the shares available for incentive stock options granted under the 2008 Incentive Plan will be limited to 13,000,000 shares of the company’s common stock, adjusted as stated above, but not increased by shares subject to expired, forfeited or terminated unexercised awards under the Prior Incentive Plan. On March 5, 2008, the closing price of the company’s common stock on the NYSE was $96.06.

Terms of Awards.  Awards may be granted on the terms and conditions described in the 2008 Incentive Plan. In addition, the committee may generally impose on any award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the 2008 Incentive Plan, as the committee determines. Payment to be made by the company or a subsidiary upon the grant or exercise of an award may be made in such forms as the committee determines, such as cash, shares of common stock, other awards, or other property. Generally, only services may be required as consideration for the grant of any award. If the terms and conditions imposed by the committee on any award are not complied with or achieved by a participant such award will, unless otherwise provided under the 2008 Incentive Plan or determined by the committee in accordance with the 2008 Incentive Plan, be forfeited by the participant. Set forth below are the specific types of awards authorized to be made by the committee under the Incentive Plan:

•	Non-qualified and Incentive Stock Options. The committee is authorized to grant either incentive stock options or stock options not intended to qualify as incentive stock options. The committee will determine the exercise price per share purchasable under an option, which, subject to adjustment for certain changes in the company’s capital structure (described below under “Changes in Capital”), will not be less than the fair market value of a share of common stock on the date of grant (unless the stock option is granted in substitution or exchange for options or awards of a company involved in a corporate transaction with the company or its subsidiary). The committee is not otherwise permitted to reduce the exercise price of an outstanding option. The committee will determine the time or times at which an option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by which shares will be delivered or deemed to be delivered to participants. Options will expire not later than ten years after the date of grant; however, if the exercise of an option on its scheduled expiration date would violate law, the option may be extended until its exercise would not violate law. Options generally terminate when the holder’s employment or service with the

Company and its affiliates terminates. Incentive stock options will comply with section 422 of the Internal Revenue Code.

•	Stock Appreciation Rights. The committee is authorized to grant stock appreciation rights, which give the recipient the right to receive, upon exercise, for each share covered by the stock appreciation rights the excess of the fair market value of one share on the date of exercise over the base price of the stock appreciation rights as determined by the committee as of the date of grant, which base price, subject to adjustment for certain changes in the company’s capital structure (described below under “Changes in Capital”), will not be less than the fair market value of a share of common stock on the date of grant (unless the stock appreciation right is granted in substitution or exchange for awards of a company involved in a corporate transaction with the company or its subsidiary). The committee is not otherwise permitted to reduce the base price of an outstanding stock appreciation right. Stock appreciation rights will expire not later than ten years after the date of grant.

•	Restricted Stock and Restricted Stock Units. The committee is authorized to grant restricted stock and restricted stock units. Restricted stock awards are shares of common stock that are awarded to a participant subject to such restrictions as the committee may impose, including vesting conditions and restrictions on the transfer of the shares of restricted stock. Restricted stock units are denominated in shares of common stock, except that no shares are issued to the participant on the grant date. When a restricted stock unit award vests, the participant is entitled to receive shares of common stock, a cash payment based on the value of shares of common stock or a combination of shares and cash. Generally, an award of restricted stock or restricted stock units must vest either (1) in full at the expiration of a period of not less than three years from the date of grant or (2) proportionally over a vesting period of not less than three years from the date of grant, except that the award may vest earlier in cases of death, disability or retirement, as the committee shall determine, or on a change of control as provided in the 2008 Incentive Plan. The committee is generally not permitted otherwise to accelerate the vesting of restricted stock or restricted stock units. However, the 2008 Incentive Plan permits the committee to make awards of special restricted stock or special restricted stock units that have vesting conditions other than those described above with respect a limited aggregate amount specified in the plan, as described below under “Limitations on the Numbers of Awards — Certain Special Awards.” Performance-based restricted stock and performance-based restricted stock units will generally be forfeited unless preestablished performance goals (as described below under “Performance Awards”) specified by the committee are met during the applicable restriction period of at least one year. Except as otherwise determined by the committee, upon termination of employment (as determined by the committee) during the applicable restriction period, restricted stock or restricted stock units that are at that time subject to restrictions will be forfeited and returned to the company. Unless otherwise determined by the committee, cash dividends and other distributions made or paid with respect to the shares underlying an award of restricted stock or performance-based restricted stock will be held in escrow, and may (but need not) be reinvested as determined by the committee and such dividends and other distributions will be paid to the participant, together with interest or other earnings thereon, if any, at the time the related shares are delivered to the participant.

•	Performance Awards. The committee is authorized to grant performance awards conditioned upon the achievement of specified performance goals. Performance awards, performance-based restricted stock and performance-based restricted stock units are intended to be “qualified performance-based compensation” within the meaning of section 162(m) of the Internal Revenue Code and will generally be paid or vested solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of section 162(m) of the Code and the regulations thereunder. The performance goal will be the attainment of preestablished levels of net income, earnings, reserve replacement, cash flow, net cash flow from operations, sales, production, cost of production, margins, capital expenditures, market capitalization, market price per share, return on equity, return on assets, return on capital employed, earnings per share, net asset value, book value per share or total shareholder return, in each case, in relation to the company or its subsidiaries or any business unit of either or in comparison to a designated group of other companies or an index or other subject of comparison, all as determined by the committee. A performance award will be denominated in shares of common stock, shares equivalents, units or cash, and may be payable in cash, shares of common stock, other awards, or other property, and have such other terms as are determined by the committee.

•	Dividend Equivalents. The committee is authorized to grant dividend equivalents, representing an amount equal to regular dividends paid on a share of the company’s common stock. The committee may provide that dividend equivalents will be paid or distributed when accrued or be reinvested in additional shares or awards, or otherwise reinvested. Dividend equivalents will not, however, be granted with respect to stock options or stock appreciation rights.

Stand-Alone, Additional, Tandem and Substitute Awards.  Awards granted under the 2008 Incentive Plan may, in the discretion of the committee, be granted either alone or in addition to or in tandem with any other award granted under the 2008 Incentive Plan or any award granted under any other plan of the company, any subsidiary, or any business entity to be acquired by the company. Generally, awards may not be granted in substitution for another award under the 2008 Incentive Plan, or retroactively in tandem with another award under the 2008 Incentive Plan at an exercise or base price lower than that of the previously granted award, without first obtaining stockholder approval of the grant. However, the committee may grant shares or awards under the 2008 Incentive Plan in assumption of, or substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company involved in a corporate transaction with the company or its subsidiary.

Limitations on the Numbers of Awards.  In addition to the aggregate limit on the number of shares that may be made subject to awards under the 2008 Incentive Plan, awards are also subject to the following limitations:

•	Performance-Based Awards and Performance-Based Restricted Stock. The maximum aggregate amount awarded under performance awards, performance-based restricted stock and performance-based restricted stock units to an individual participant in a single calendar year may not exceed 375,000 shares of common stock (or the fair market value of that number of shares on the award date).

•	Stock Options and Stock Appreciation Rights. Each individual participant may not receive in any year awards of options or stock appreciation rights exceeding 750,000 shares.

•	Certain Special Awards. No more than a total of 650,000 shares may be made subject to awards of special restricted stock and special restricted stock units granted during the term of the 2008 Incentive Plan (as described above under “Terms of Awards — Restricted Stock and Restricted Stock Units”).

Change of Control Provisions.  The 2008 Incentive Plan provides for potential acceleration of vesting or exercisability of awards, and other potential changes to awards, upon the occurrence of a change of control. A change of control will generally be deemed to occur in the following circumstances:

•	the acquisition of 20% or more of the outstanding voting stock of the company by any person or entity, other than acquisitions by Hess family members or Hess family-related entities;

•	the persons serving as directors of the company as of the effective date of the 2008 Incentive Plan, and those replacements or additions subsequently approved by a majority vote of the board, ceasing to make up at least a majority of the board;

•	approval by the stockholders of the company of a merger, consolidation or reorganization in which the stockholders of the company prior to the merger own 51% or less of the surviving corporation; or

•	approval by the stockholders of the company of a complete liquidation or dissolution of the company or sale of all or substantially all of the assets of the company, other than to a corporation more than 51% of which is owned after such sale by stockholders of the company prior to the sale.

In the event of a change of control, but subject to any contrary law or rule or provision of an award agreement that is in effect under 2008 Incentive Plan prior to the change of control, the committee may, in its discretion, provide that: (a) target performance goals of performance awards, performance-based restricted stock and performance-based restricted stock units will be deemed fully or partially achieved and those awards will be fully or partially earned and vested; (b) outstanding options and stock appreciation rights will become exercisable and vested; (c) restrictions, deferral limitations and forfeiture conditions applicable to any outstanding awards will lapse and those awards will be deemed fully vested; or (d) outstanding options or awards will be cashed out based on the highest price per share of the company’s common stock paid in any transaction reported on the securities exchange or trading system on which the common stock is then primarily traded or listed, or paid or offered in any transaction related to the change of control during the 60 days preceding the date of the change of control (or, in the case of stock options and stock appreciation rights, the fair market value of the common stock for the date on which that award is cashed out), reduced by the exercise price or base price of the award, if applicable. If options and other awards are not cashed out, participants will be entitled to receive, and the company will use its best efforts to cause, the surviving corporation, or other party, to the change of control transaction to grant to the participant, substitute options or other awards with respect to stock of that surviving corporation or other party, which substantially preserve the value, rights and benefits of the affected options and other awards, as determined by the committee. However, if the surviving or successor corporation to the company, or any other corporate party to the change of control transaction, does not assume, or substitute equivalent awards for, options or other awards outstanding under the 2008 Incentive Plan, or in the event of a liquidation of the company, or if the employment of a holder of an outstanding option or award is terminated involuntarily without “cause” or by the holder for “good reason” (as those terms are defined in the 2008 Incentive Plan) then, in general: (1) target performance goals of affected performance awards, performance-based restricted stock and performance-based restricted stock units will be deemed fully achieved and those awards and restricted stock will be fully earned and vested; (2) affected options and other awards will become fully exercisable and vested; and (3) all restrictions, deferral limitations and forfeiture conditions applicable to affected awards will lapse and those awards will be deemed fully vested.

Changes in Capital.  In the event a corporate event or transaction, such as a stock dividend, stock split, recapitalization, reorganization, merger, consolidation or spin-off, affects the company’s common stock such that an adjustment is necessary to prevent dilution or enlargement of participants’ rights under the 2008 Incentive Plan, the committee will, in a manner it deems equitable, adjust the number and kind of shares that can be issued under the 2008 Incentive Plan and outstanding awards and the plan’s limits on the number of shares that can be subject to awards, described above under “Limitations on the Numbers of Awards,” and the exercise price, base price or purchase price relating to awards (or make a cash payment for any outstanding award). In addition, the committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards under the 2008 Incentive Plan in recognition of unusual or nonrecurring events affecting the company or any subsidiary or their financial statements, or in response to changes in applicable laws, regulations, rules or accounting principles.

Nontransferability.  Generally, a participant’s rights in any award may not be pledged, encumbered or hypothecated to or in favor of any party (other than the company or a subsidiary), nor be subject to any liability of any participant to any party. Unless otherwise determined by the committee, no award subject to any restriction will be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution or to the participant’s designated beneficiary. The committee may allow a participant to transfer his or her award (other than an incentive stock option) to an immediate family member or related trust or similar entity or another transferee.

Changes to the 2008 Incentive Plan and Awards.  The board may amend, suspend or terminate the 2008 Incentive Plan without the consent of stockholders or participants, except that any such amendment, suspension, or termination will be subject to the approval of the company’s stockholders within one year after such board action if (1) an amendment (a) increases the number of shares reserved for awards under the plan, (b) changes the class of participants eligible to receive awards under the plan, (c) decreases the plan’s minimum exercise price or base price requirements for options or SARs, (d) modifies or eliminates the plan’s prohibitions on re-pricing or substituting outstanding awards, or (e) materially increases the benefits to participants under the plan or (2) the board determines that stockholder approval is required by any applicable law, regulation or stock exchange rule, or is otherwise for any reason advisable. The committee may, unless expressly prohibited by the 2008 Incentive Plan, also waive any conditions or rights under, or amend, suspend, or terminate, any outstanding award and any related award agreement. However, without the consent of an affected participant, no amendment, suspension, waiver, or termination of the 2008 Incentive Plan or any award may materially impair the previously accrued rights of any participant under his or her outstanding award, unless the board or the committee determines that the action is required or advisable to comply with any law, rule or accounting standard, or is not reasonably likely to significantly diminish the benefits provided under the award.

The 2008 Incentive Plan prohibits the company from reducing the exercise price or base price of an outstanding stock option or SAR or replacing an outstanding stock option or SAR with a new option or SAR that has a lower exercise price or base price, or with any other type of new award or a cash payment, except in connection with a corporate transaction involving the company, or as described under “Changes in Capital” above, without first obtaining stockholder approval.

Duration of 2008 Incentive Plan.  If the 2008 Incentive Plan is approved by the stockholders, the plan will become effective as of the date of the annual meeting and will continue in effect until all shares of common stock available under the 2008 Incentive Plan are delivered and all restrictions on those shares have lapsed, unless the 2008 Incentive Plan is terminated earlier by the board. However, no awards may be granted under the 2008 Incentive Plan on or after May 7, 2018.

Non-United States Participants.  The committee may authorize appropriate procedures and subplans and grant awards or substitutes for awards to permit eligible individuals who are employed outside the United States to participate in the 2008 Incentive Plan or to otherwise conform to the laws or practices of non-U.S. jurisdictions.

Forfeiture.  The 2008 Incentive Plan authorizes the committee to provide for the forfeiture or recoupment of a participant’s awards in certain situations, such as the termination of the participant’s employment for cause or due to voluntary resignation, serious misconduct, breach of noncompetition, confidentiality or other restrictive covenants, or other activity detrimental to the business, reputation or interests of the company and/or any subsidiary. If the company is required to prepare an accounting restatement (a) due to the company’s material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, if a participant knowingly or grossly negligently engaged in, or failed to prevent, that misconduct, or if a participant is one of the individuals subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, the participant will be obligated to reimburse the company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever just occurred) of the relevant financial document, and (b) the committee may in its discretion provide that if the amount earned under any participant’s award is reduced by such restatement, that participant will reimburse the company the amount of the reduction previously paid in settlement of that award.

Tax Withholding Obligations.  The 2008 Incentive Plan authorizes the company and its subsidiaries to withhold all applicable taxes from any award or payment under the 2008 Incentive Plan and to take other actions necessary or advisable to satisfy those tax obligations.

Certain Federal Income Tax Consequences of the 2008 Incentive Plan

The following is a brief and general summary of certain federal income tax consequences applicable to transactions under the 2008 Incentive Plan. The consequences of transactions depend on a variety of factors, including a participant’s tax status. References to “the company” in this summary of tax consequences mean Hess Corporation, or any subsidiary of Hess Corporation that employs or receives the services of a recipient of an award under the 2008 Incentive Plan, as the case may be.

•	Incentive Stock Options. A participant will not recognize any income upon the grant of an incentive stock option or, assuming requirements of the 2008 Incentive Plan and the Internal Revenue Code are met, upon exercise thereof. If the shares are disposed of by the participant more than two years after the date of grant of the incentive stock option, and more than one year after those shares are transferred to the participant, any gain or loss realized upon the disposition will be a long-term capital gain or loss, and the company will not be entitled to any income tax deduction in respect of the option or its exercise. If the participant disposes of the shares within either such period in a taxable transaction, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the exercise price will be compensation taxable to the participant as ordinary income, and the company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant. If the amount realized upon that disqualifying disposition exceeds the fair market value of the shares on the exercise date, the excess will be a capital gain. If the exercise price exceeds the amount realized upon such disqualifying disposition, the difference will be a capital loss.

•	Non-Qualified Stock Options. Upon the grant of a non-qualified stock option, a participant will not recognize any taxable income. Generally, at the time a non-qualified stock option is exercised, the participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a deduction, in an amount equal to the difference between the fair market value on the exercise date of the shares of common stock purchased upon exercise and the exercise price. Upon a subsequent disposition of the shares, the participant will realize either long-term or short-term capital gain or loss, depending upon the holding period of the shares.

•	Stock Appreciation Rights. Upon the grant of a stock appreciation right, a participant will not recognize any taxable income. Generally, at the time a stock appreciation right is exercised, a participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a tax deduction, in an amount equal to any cash received (before applicable withholding) plus the fair market value on the exercise date of any shares of common stock received.

•	Restricted Stock. A participant will not realize any income upon the award of restricted stock that is not transferable and is subject to a substantial risk of forfeiture. Generally, unless a participant has made an election under section 83(b) of the Internal Revenue Code, at the time the vesting terms and conditions applicable to restricted stock are satisfied, the participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a deduction, equal to the then fair market value of the common stock on the vesting date, together with the amount of any accrued dividends and any interest thereon received by the participant.

•	Restricted Stock Units. Upon the grant of restricted stock units, a participant will not recognize any taxable income. Generally, the participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a tax deduction, in an amount equal to any cash received (before applicable withholding), plus the then-current fair market value of any shares of common stock received, by the participant upon settlement of the restricted stock units.

•	Performance Awards, Other Stock-based Awards and Dividend Equivalents. The granting of a performance award, other stock-based award or dividend equivalent right will not result in the recognition of taxable income by the participant or a tax deduction by the company. The payment or settlement of a performance award, other stock-based award or dividend equivalent right generally results in immediate recognition of taxable ordinary income by the participant equal to the amount of any cash received or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the company will be similar to the tax consequences of restricted stock awards, described above. If the award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the company will be entitled to a corresponding tax deduction.

Under section 162(m) of the Internal Revenue Code, the company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the company’s principal executive officer or any one of the company’s other three highest paid executive officers, other than the principal executive officer or principal financial officer, who are employed by the company on the last day of the company’s taxable year. However, certain “performance-based compensation” the material terms of which are disclosed to and approved by the company’s stockholders is not subject to this deduction limitation. The 2008 Incentive Plan has been structured with the intention that compensation resulting from stock options and SARs granted under the 2008 Incentive Plan will be qualified performance-based compensation and, assuming the 2008 Incentive Plan is approved by the stockholders, deductible without regard to the limitations otherwise imposed by section 162(m) of the Internal Revenue Code. The 2008 Incentive Plan allows the committee discretion to award performance awards, performance-based restricted stock and performance-based restricted stock units that is intended to be qualified performance-based compensation for purposes of section 162(m).

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2008 Incentive Plan in connection with a “change of control” of the company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the company would be denied a tax deduction for the excess parachute payment.

OTHER MATTERS

The board of directors knows of no other matters to come before the meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment. The accompanying proxy confers discretionary authority to such persons to vote on any unanticipated matters.

The cost of preparing and mailing this proxy statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the board of directors will be borne by the company. Solicitation will be made by mail. Some personal solicitation may be made by directors, officers and employees without special compensation, other than reimbursement for expenses. In addition, D. F. King & Co. has been retained to aid in the solicitation. Its fees for this solicitation are not expected to exceed $25,000, exclusive of expenses.

Proposals which stockholders wish to include in the company’s proxy materials relating to the 2009 annual meeting of stockholders must be received by the company no later than November 27, 2008. Notice of any stockholder proposal for the 2009 annual meeting which the proponent does not wish to include in the company’s proxy materials for that meeting will be considered untimely if not received by the company on or before February 10, 2009.

The company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to the company’s secretary at the company’s principal executive office set forth on the first page of this proxy statement, a copy of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

It is important that proxies be returned promptly. Stockholders are urged to date and sign the enclosed proxy and return it promptly in the accompanying envelope, or to vote via the internet or by calling the toll-free number as instructed on the proxy card.

By order of the Board of Directors,

George C. Barry
           Secretary
New York, New York
March 27, 2008

Annex A

Proposed Amendments to the Restated Certificate of Incorporation

Article FIFTH

Section 2. Number, Election and Terms of Directors. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws. The directors elected prior to the 2009 annual meeting of stockholders, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends, or upon liquidation, shall be and are divided into three classes, and each such director shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election and until his or her successor is duly elected and qualified. The directors elected at each annual meeting of stockholders, commencing with the annual meeting in 2009, shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are elected and qualified.

Section 4. Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successors shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Proposed Amendments to the By-Laws

Article IV — Directors

Section 1. (a) Number, Election and Terms. Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time by the Board of Directors but shall not be less than three. The directors elected prior to the 2009 annual meeting of stockholders, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends, or upon liquidation, shall be and are divided into three classes, and each such director shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election and until his or her successor is duly elected and qualified. The directors elected at each

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annual meeting of stock-holders, commencing with the annual meeting in 2009, shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are elected and qualified.

The term “entire Board” as used in these By-Laws means the total number of directors which the Corporation would have if there were no vacancies.

Section 8. Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successors shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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Annex B

HESS CORPORATION

2008 LONG-TERM INCENTIVE PLAN

Section 1. Purpose. The purpose of this 2008 Long-Term Incentive Plan (the “Plan”) of Hess Corporation (together with any successor thereto, the “Corporation”) is (a) to promote the identity of interests between shareholders of the Corporation and non-employee directors of the Corporation and officers, other employees and consultants of the Corporation and the Subsidiaries by encouraging and creating significant ownership of Common Stock of the Corporation by such directors, officers, other employees and consultants; (b) to enable the Corporation and the Subsidiaries to attract and retain qualified officers, other employees, consultants and directors who contribute to the Corporation’s and its Subsidiaries’ success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for such officers, other employees, consultants and directors who are responsible for the success of the Corporation and the Subsidiaries and who are in a position to make significant contributions toward their objectives.

Section 2. Definitions. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

2.01 “Assumed” where used to describe an Award, means that, pursuant to a transaction resulting in a Change of Control, either (a) the Award is expressly affirmed by the Corporation or (b) the contractual obligations represented by the Award are expressly (and not merely by operation of law) assumed by the surviving or successor corporation or entity to the Corporation, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of Control, with appropriate adjustments to the number and kind of securities of such surviving or successor corporation or entity, or such other applicable parent, subsidiary, corporation or entity, subject to the Award and the exercise or purchase price thereof, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

2.02 “Award” means any Performance Award, Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Dividend Equivalent granted to a Participant under the Plan.

2.03 “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.04 “Board” means the Board of Directors of the Corporation.

2.05 “Cause” means, unless otherwise provided in the Participant’s Award Agreement: (i) a felony conviction of the Participant or the failure of the Participant to contest prosecution for a felony; (ii) the Participant’s gross and willful misconduct in connection with the performance of the Participant’s duties with the Corporation and/or a Subsidiary or (iii) the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Corporation after a written demand from the Board or the Committee for substantial performance which specifically identifies the manner in which the Board or the Committee, as the case may be, believes that the Participant has not performed the Participant’s duties with the Corporation, provided that the event or circumstance described in clause (i), (ii) or (iii) is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary; provided further, however, that, if at any particular time the Participant is subject to an effective employment agreement or change in control agreement with the Corporation or a Subsidiary, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement or change in control agreement, as applicable.

2.06 “Change of Control” and related terms are defined in Section 9.

2.07 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

2.08 “Committee” means the Compensation and Management Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee, and any subcommittee thereof, shall consist of three or more directors (or such lesser number as may be permitted by applicable law or rule), each of whom is a “disinterested person” within the meaning of the applicable provisions of Rule 16b-3 under the Exchange Act, is, to the extent that an exception from the deduction limitations of Section 162(m) of the Code is sought with respect to Awards, an “outside director” within the meaning of Section 162(m)(3)(c) of the Code and Treasury Regulation Section 1.162-27(e)(3), as amended from time to time, and satisfies such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate, and any such other criteria of independence as the Board may establish.

2.09 “Corporation” is defined in Section 1.

2.10 “Covered Employee” means any Participant who the Committee determines, at the time an Award is granted to such Participant, is, or may as of the end of the tax year in which the Corporation or a Subsidiary would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m) of the Code, and successor provisions.

2.11 “Dividend Equivalent” means a right, granted to a Participant under Section 6.03, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and any rules and regulations thereunder.

2.13 “Fair Market Value” means, with respect to Shares, Awards, or other property, the fair market value of such Shares, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing sales price on that date of a Share as reported in the New York Stock Exchange Composite Transaction Report; provided, that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value is the weighted average of the closing prices on the nearest date before and the nearest date after the valuation date. The average is to be weighted inversely by the respective numbers of trading days between the selling dates and the valuation date.

2.14 “Good Reason” means, unless otherwise provided in the Participant’s Award Agreement, the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause, for the Participant’s termination of employment exists or has occurred): (i) failure to elect or reelect or otherwise to maintain the Participant in the office or the position, or at least a substantially equivalent office or position, of or with the Corporation, which the Participant held immediately prior to the Change of Control, or the removal of the Participant as a director of the Corporation, if the Participant shall have been a director of the Corporation immediately prior to the Change of Control; (ii) (A) any material adverse change in the nature or scope of the Participant’s authorities, powers, functions, responsibilities or duties from those in effect immediately prior to the Change of Control, (B) a reduction in the Participant’s annual base salary rate, (C) a reduction in the Participant’s annual incentive compensation target or any material reduction in the Participant’s other bonus opportunities or (D) the termination or denial of the Participant’s ability to participate in employee welfare benefits, including travel accident, major medical, dental care and other welfare benefit programs, substantially similar to those in effect immediately prior to the Change of Control, or, if greater, to those that the Participant was receiving or entitled to receive immediately prior to the date of his or her termination of employment with the Corporation or a Subsidiary (or, if greater, immediately prior to any such termination or denial), or in the Corporation’s Employees’ Pension Plan or Pension Restoration Plan or other supplemental pension plan in effect as of the date of the Change of Control, or a material reduction in the scope or value thereof, any of which is not remedied by the Corporation within ten (10) days after receipt by the Corporation of written notice from the Participant of such change, reduction or termination, as the case may be; (iii) the Corporation requires the Participant to change the Participant’s principal location of work to a location that is in excess of thirty (30) miles from the location thereof immediately prior to the Change of Control, or requires the Participant to travel in the course of discharging the Participant’s responsibilities or duties at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of the Participant in any of the three full years immediately prior to the Change of Control without, in either case, the Participant’s prior written consent; or (iv) if at any particular time the Participant is subject to an effective employment agreement or change in control agreement with the Corporation or a Subsidiary, (A) the liquidation, dissolution, merger, consolidation or reorganization of the Corporation or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its businesses and/or assets have been transferred (directly or by operation of law), by agreement in form and substance reasonably satisfactory to the Participant, expressly assumed and agreed to perform all duties and obligations of the Corporation or such Subsidiary under such agreement in the same manner and to the same extent that the Corporation or such Subsidiary would be required to so perform if no such succession had taken place or (B) without limiting the generality or effect of the foregoing, any material breach of such agreement by the Corporation or such Subsidiary, which breach is not remedied within ten (10) days after written notice to the Corporation from the Participant describing the nature of such breach. The foregoing to the contrary notwithstanding, if at any particular time the Participant is subject to an effective employment agreement or change in control agreement with the Corporation or a Subsidiary, then, in lieu of the foregoing definition, “Good Reason” shall at that time have such meaning as may be specified in such employment agreement or change in control agreement, as applicable.

2.15 “Immediate Family Member” means, with respect to any Participant, any of such Participant’s spouse, children, parents or siblings.

2.16 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.17 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.18 “Option” means a right, granted to a Participant under Section 6.06, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.19 “Participant” means an eligible person who has been granted an Award under the Plan.

2.20 “Performance Award” means a right, granted to a Participant under Section 6.02, to receive cash, Shares, other Awards, or other property the payment of which is contingent upon achievement of performance goals specified by the Committee.

2.21 “Performance-Based Restricted Stock” means Restricted Stock that is subject to a risk of forfeiture if specified performance goals are not met within the restriction period.

2.22 “Performance-Based Restricted Stock Unit” means a Restricted Stock Unit that is subject to forfeiture if specified performance criteria are not met within the restriction period.

2.23 “Plan” is defined in Section 1.

2.24 “Replaced,” where used to describe an Award, means that pursuant to a transaction resulting in a Change of Control, the Award is replaced with a comparable stock award or a cash incentive program by the Corporation, the surviving or successor corporation or entity to the Corporation, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of Control, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to replace the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

2.25 “Restricted Stock” means Shares granted to a Participant under Section 6.04, that are subject to certain restrictions and to a risk of forfeiture.

2.26 “Restricted Stock Units” means a right, granted to a Participant under Section 6.05, to receive Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and such cash payment (as the Committee shall determine) at the end of a specified restriction period.

2.27 “Rule 16b-3” means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission (“SEC”) under Section 16 of the Exchange Act.

2.28 “Shares” means the Common Stock, $1.00 par value per share, of the Corporation and such other securities of the Corporation as may be substituted for Shares or such other securities pursuant to Section 10.

2.29 “Special Restricted Stock Units” means Restricted Stock Units granted under Subsection 6.05(i)(b), subject to the maximum Share limitation set forth in Section 7.02.3.

2.30 “Special Restricted Stock” means Restricted Stock granted under Subsection 6.04(i)(b), subject to the maximum Share limitation set forth in Section 7.02.3.

2.31 “Stock Appreciation Right” means a right, granted to a Participant under Section 6.07, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards, or other property as specified in the Award or determined by the Committee.

2.32 “Subsidiary” means any corporation (other than the Corporation) with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power for all classes of stock. In addition, any other related entity may be designated by the Board or the Committee as a Subsidiary, provided the Board or the Committee determines that the Corporation has a substantial ownership interest in such entity; and provided further that any such determination shall be made taking into account, without limitation, Sections 409A and 422 of the Code, as applicable. The foregoing to the contrary notwithstanding, for purposes of Incentive Stock Options, “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Corporation as such term is defined in Section 424(f) of the Code.

2.33 “Substitute Awards” has the meaning given such term in Section 7.03.

2.34 “Year” means a calendar year.

Section 3. Administration.

3.01 Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select and designate Participants;

(ii) to designate Subsidiaries;

(iii) to determine the type or types of Awards to be granted to each Participant;

(iv) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or pursuant to an agreement between the Corporation and the Participant;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix) to interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law;

(x) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

(xi) to take all other actions and make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.02 Manner of Exercise of Committee Authority.  Unless authority is specifically reserved to the Board under the terms of the Plan, or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may, to the extent permissible under applicable law, delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan.

3.03 Limitation of Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Corporation or any Subsidiary, the Corporation’s independent certified public accountants, or any consultant or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Corporation acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination, or interpretation.

Section 4. Shares Subject to the Plan. The shares of stock subject to Awards granted under the Plan shall be Shares. Shares subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Corporation or any Subsidiary. Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan during the term hereof shall be (a) 13,000,000 Shares, plus (b) up to 16,985,500 Shares subject to outstanding stock options or other awards under the Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan (the “Prior Plan”) to the extent that on or after March 5, 2008, such stock options or other awards are forfeited or such a stock option or other award is settled or terminates without a distribution of Shares (whether or not cash, other awards or other property is distributed with respect to such stock option or other award) (the “Share Reserve”). For purposes of this Section 4, (a) each Share delivered pursuant to an Option shall reduce the Share Reserve by one (1) Share; (b) each Share subject to the exercised portion of a SAR shall reduce the Share Reserve by one (1) Share, such that the total number of Shares with respect to which such SAR is exercised shall reduce the Share Reserve by an equal number of Shares; (c) each Share delivered pursuant to a Restricted Stock Unit Award, a Dividend Equivalent paid in Shares, or a Performance Award shall reduce the Share Reserve by two (2) Shares; (d) each Share delivered pursuant to a Restricted Stock Award without a purchase price, or with a per-Share purchase price lower than one hundred percent (100%) of the Fair Market Value of a Share on the grant date of such

Restricted Stock Award, shall reduce the Share Reserve by two (2) Shares; (e) each Share delivered pursuant to a Restricted Stock Award with a per-Share purchase price at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the grant date of such Restricted Stock Award shall reduce the Share Reserve by one (1) Share; and (f) notwithstanding the foregoing provisions of this sentence to contrary, the Share Reserve shall not be reduced to the extent that a distribution pursuant to an Award is made in cash. Subject to the immediately preceding sentence, and except (x) as may be inconsistent with the rules governing Incentive Stock Options under the Code and (y) for purposes of the maximum Share amounts set forth in Sections 7.02.1 and 7.02.2, if any Shares are subject to an Option, Stock Appreciation Right, or other Award which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Corporation at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, the Shares subject to such Award shall, to the extent of any such expiration, termination, cancellation or forfeiture, be available for delivery in connection with future Awards under the Plan. Notwithstanding any other provisions of this Section 4.1 to the contrary, (i) Shares withheld or tendered to pay the exercise price or withholding taxes with respect to an outstanding Award shall not again be made available for issuance pursuant to Awards under the Plan, and (ii) the payment of cash dividends or Dividend Equivalents in cash in connection with Awards shall not reduce the Share Reserve. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be equal to 13,000,000 Shares, as adjusted pursuant to this Section 4, but without application of the foregoing provisions of this sentence or the provisions of the first sentence of this Section 4 concerning Shares subject to certain stock options or other awards under the Prior Plan. From and after the Effective Date, no further grants or awards shall be made under the Prior Plan; however, grants or awards made under the Prior Plan before the Effective Date shall continue in effect in accordance with their terms.

Section 5. Eligibility. Awards may be granted only to individuals who are officers, other employees (including employees who are also directors) or consultants of the Corporation or a Subsidiary, or non-employee directors of the Corporation.

Section 6. Specific Terms of Awards.

6.01 General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Except as provided in Section 7.04, only services may be required as consideration for the grant of any Award.

6.02 Performance Awards.  Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

(i) Awards and Conditions.  A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

(ii) Performance Period.  The period of time with respect to which it is to be determined whether the performance criteria applicable to a Performance Award have been achieved shall not be less than one year, commencing not earlier than the commencement of the performance period during or with respect to which such Performance Award is granted.

(iii) Other Terms.  A Performance Award shall be denominated in Shares, Share equivalents, units or cash, and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee.

6.03 Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested. No Dividend Equivalents shall relate to Shares underlying an Option or Stock Appreciation Right.

6.04 Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Issuance and Restrictions.

(a) Restricted Stock (other than Special Restricted Stock) shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote such Restricted Stock or the right to receive dividends thereon), which restrictions shall lapse: (x) in full with respect to all Shares underlying such Award of Restricted Stock at the expiration of a period not less than three years from the date of grant of such Award; (y) proportionally in equal installments of the Shares underlying such Award of Restricted Stock over a period not less than three years from the date of grant of such Award; or (z) in the case of Performance-Based Restricted Stock, a performance period of not less than one year with respect to which it is to be determined whether the performance goals applicable to such Performance-Based Restricted Stock have been achieved, as the Committee shall determine, except that such restrictions may lapse earlier in the event of death, disability or retirement of an awardee, on such terms as the Committee shall determine, or in accordance with Section 9 hereof. The Committee shall not have the authority to otherwise accelerate the vesting of an Award of Restricted Stock under this Section 6.04(i)(a).

(b) Special Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation,

limitations on the right to vote Special Restricted Stock or the right to receive dividends thereon) which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

(ii) Forfeiture.  Performance-Based Restricted Stock shall be forfeited unless preestablished performance goals specified by the Committee are met during the applicable restriction period. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and returned to the Corporation.

(iii) Certificates of Shares.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Corporation or an escrow agent acting on behalf of the Corporation shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Corporation or such agent, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends.  Unless otherwise determined by the Committee, cash dividends and other distributions made or paid with respect to the Shares underlying an Award of Restricted Stock or Performance-Based Restricted Stock shall be held in escrow, and may (but need not be) reinvested as determined by the Committee. Such dividends and other distributions shall be paid to the Participant, together with interest or other earnings thereon (if any), at the time the Shares are delivered to the Participant. Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or other distribution, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock or Performance-Based Restricted Stock with respect to which such stock or other property has been distributed.

6.05 Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Participants, on the following terms and conditions:

(i) Award and Restrictions.

(a) Settlement of an Award of Restricted Stock Units by delivery of Shares, a cash payment, or a combination thereof will occur upon expiration of the restriction period specified for such Restricted Stock Units (other than Special Restricted Stock Units) by the Committee (or, if permitted by the Committee, as elected by the awardee), which restriction period shall lapse: (x) in full with respect to all Shares underlying such Award of Restricted Stock Units at the expiration of a period not less than three years from the date of grant of such Award of Restricted Stock Units; (y) proportionally in equal installments of the Shares underlying such Award of Restricted Stock Units over a period not less than three years from the date of grant of such Award of Restricted Stock Units; or (z) in the case of Performance-Based Restricted Stock Units, a performance period of not less than one year with respect to which it is to be determined whether the performance goals applicable to such Performance-Based Restricted Stock Units have been achieved, as the Committee shall determine, except that such restriction period may lapse earlier in the event of death, disability or retirement of an awardee, on such terms as the Committee shall determine, or in accordance with Section 9 hereof. In addition, Restricted Stock Units shall be subject to such other restrictions as the Committee may impose, which other restrictions shall lapse at the expiration of such restriction period. The Committee shall not have the authority to otherwise accelerate the expiration of the restriction period for an Award of Restricted Stock Units under Section 6.05 (i)(a).

(b) Settlement of an Award of Special Restricted Stock Units by delivery of Shares, a cash payment, or a combination thereof will occur upon expiration of the restriction period specified for such Special Restricted Stock Units by the Committee (or, if permitted by the Committee, by the awardee). In addition, Special Restricted Stock Units shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the restriction period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee shall determine.

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee), or failure to meet any applicable performance goals, during the applicable restriction period or portion thereof (as provided in the Award Agreement evidencing the Restricted Stock Units), all Restricted Stock Units that are at that time subject to the restriction period (other than a deferral at the election of the Participant) shall be forfeited.

(iii) Any election and other distribution provisions applicable to Restricted Stock Units, and the other terms of any Restricted Stock Units, shall be determined by the Committee, after taking into account, without limitation, the provisions of Section 409A of the Code.

6.06 Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price.  The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 10, such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option (or such higher exercise price as may be required under Section 422 of the Code); provided further, however, that Substitute Awards granted in the form of Options shall have an exercise price per Share that is intended to maintain the economic value of the award that was replaced, as determined by the Committee. On and after the date of grant of an Option hereunder, the Committee shall not have the authority to amend such Option to reduce the exercise price thereof, except as provided in Section 10.

(ii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, previously-owned Shares, withholding of Shares, other Awards or awards issued under other Corporation plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements), any terms, conditions and limitations with respect to any such form of payment, and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten years after the date of grant.

(iii) Incentive Stock Options.

(a) General. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan. No Incentive Stock Option shall be granted to any individual otherwise eligible to participate in the Plan who is not an employee of the Corporation or a Subsidiary on the date of granting of such Option. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(b) $100,000 Per Year Limitation. Notwithstanding any intent to grant Incentive Stock Options, an Option granted under the Plan will not be considered an Incentive Stock Option to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Corporation, any Subsidiary and any “parent corporation” of the Corporation within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c) Options Granted to Certain Stockholders. No Incentive Stock Option shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a Subsidiary or any “parent corporation” of the Corporation within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such Incentive Stock Option is granted the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted, and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from such date of grant.

(d) Disqualifying Disposition. If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Participant prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Participant pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Corporation in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Corporation (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Corporation (or such affiliate) an amount equal to any withholding tax the Corporation (or affiliate) is required to pay as a result of the disqualifying disposition.

6.07 Stock Appreciation Rights.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i) Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the base price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right, which shall be not less than the Fair Market Value of one Share on the date of grant (provided, however, that Substitute Awards granted in the form of Stock Appreciation Rights shall have a base price per Share that is intended to maintain the economic value of the award that was replaced, as determined by the Committee). On and after the date of grant of a Stock Appreciation Right hereunder, the Committee shall not have the authority to reduce the base price of such Stock Appreciation Right, except as provided in Section 10 hereof.

(ii) Other Terms.  The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

Section 7. Certain Provisions Applicable to Awards.

7.01 Performance-Based Awards.  To the extent an exception from the deduction limitations of Section 162(m) of the Code is sought, Performance Awards, Performance-Based Restricted Stock and Performance-Based Restricted Stock Units granted to Covered Employees, are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. The performance goal shall be the attainment of preestablished levels of net income, earnings, reserve replacement, cash flow, net cash flow from operations, sales, production, cost of production, margins, capital expenditures, market capitalization, market price per share, return on equity, return on assets, return on capital employed, earnings per share, net asset value, book value per share or total shareholder return, as determined by the Committee. Such performance goals may be applied either individually, alternatively or in any combination to the Corporation or any Subsidiary or Subsidiaries, on a consolidated or individual company basis, or on a division, entity, line of business, project or geographical basis, either individually, alternatively or in any combination, as determined by the Committee, in its discretion. As determined by the Committee, performance goals may relate to absolute performance or relative performance compared to the performance of other companies, an index or indices or other comparator selected by the Committee in its discretion consistent with the “qualified performance-based compensation” exception under Section 162(m) of the Code. The Committee may provide in advance for such adjustments to any performance goal as it may determine are permitted under Section 162(m) of the Code.

The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee.

7.02 Maximum Awards.  The maximum Share amounts in this Section 7.02 are subject to adjustment under Section 10 and are subject to the Plan maximum under Section 4.

7.02.1 Performance-Based Awards.  The maximum aggregate amount awarded in respect of Performance Awards, Performance-Based Restricted Stock and Performance-Based Restricted Stock Units in any Year may not exceed 375,000 Shares, or the equivalent Fair Market Value thereof on the award date (whether or not such Award is denominated in cash, Shares, Share equivalents or units), in the case of any individual Participant.

7.02.2 Stock Options and SARs.  Each individual Participant may not receive in any Year Awards of Options or Stock Appreciation Rights exceeding 750,000 Shares.

7.02.3 Special Restricted Stock and Special Restricted Stock Units.  A maximum of 650,000 Shares may be made subject to Awards of Special Restricted Stock and Special Restricted Stock Units, in the aggregate, under the Plan during the term hereof.

7.03 Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award granted under the Plan or any award granted under any other plan of the Corporation, any Subsidiary, or any business entity to be acquired by the Corporation or a Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. No Award may be granted in substitution for any other Award theretofore granted under the Plan, and no Award may be retroactively granted in tandem with any other Award theretofore granted under the Plan, at an exercise or base price less than that of such other previously granted Award, without, in each such case, first obtaining approval of the shareholders of the Corporation of such action; provided, however, that the Committee may, in its discretion, grant Awards or Shares (“Substitute Awards”) in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a business entity acquired or to be acquired by the Corporation or a Subsidiary or with which the Corporation or a Subsidiary combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Corporation or a Subsidiary, including a transaction described in Section 424(a) of the Code.

7.04 Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that (i) in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten (10) years from the date of its grant (or such shorter period as may be required under Section 422 of the Code) and; (ii) notwithstanding any contrary provision of the Plan, an Agreement may provide that the period of time over which a Non-Qualified Stock Option may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate applicable laws, in which case (A) during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; and (B) such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

7.05 Form of Payment Under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Corporation or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.

Section 8. General Restrictions Applicable to Awards.

8.01 Restrictions Under Rule 16b-3; Nontransferability.

8.01.1 Nontransferability.  Awards which constitute derivative securities (including any Option, Stock Appreciation Right, or similar right) shall not be transferable by a Participant except (i) upon such terms and conditions and subject to such limitations, as the Committee may determine, to an Immediate Family Member of such Participant, or to a trust, partnership or limited liability company all of whose beneficiaries, partners or members, as the case may be, are Immediate Family Members or to another transferee permitted by the Committee (provided, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the shareholders of the Corporation); (ii) by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized under Section 8.02) or (iii) if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; provided, however, that Incentive Stock Options and any Stock Appreciation Rights related to Incentive Stock Options, or, if then required by Rule 16b-3, any other derivative security, granted to a Participant under the Plan, shall be exercisable during the lifetime of such Participant only by such Participant.

8.01.2 Compliance with Rule 16b-3.  It is the intent of the Corporation that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

8.02 Limits on Transfer of Awards; Beneficiaries.  Except as provided in Section 8.01.2, no right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any party (other than the Corporation or a Subsidiary), or shall be subject to any lien, obligation, or liability of such Participant to any party (other than the Corporation or a Subsidiary). Unless otherwise determined by the Committee (subject to the requirements of Section 8.01.1), no Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Corporation under the terms of the Plan); provided, however, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution, with respect to any Award, upon the death of the Participant. A beneficiary, guardian, legal representative, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant or Agreement applicable to such, except to the extent the Plan and such Award Agreement or agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

8.03 Requirements of Law; Registration and Listing Compliance.

8.03.1 The Corporation shall not be obligated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration, or any other applicable requirement of federal or state or other law, regulation or rule, or subject to a listing requirement under any listing or similar agreement between the Corporation and any national securities exchange, until such laws, regulations, rules and contractual obligations of the Corporation have been complied with in full, although the Corporation shall be obligated to use its best efforts to obtain any such approval and comply with such requirements as promptly as practicable.

8.03.2 If at any time counsel to the Corporation shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Corporation or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Corporation shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Corporation or any Subsidiary. This Section 8.03.2 shall be applied by the Committee after taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate.

8.03.3 Upon termination of any period of suspension under this Section 8.03, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

8.04 Share Certificates.  All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which

Shares are listed. The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Corporation in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or such other person as the Committee may designate.

Section 9. Change of Control Provisions. Notwithstanding any other provision of the Plan, the following acceleration and valuation provisions shall apply in the event of a “Change of Control” as defined in this Section 9.

9.01 Acceleration and Cash-Out.  In the event of a Change of Control, unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control:

(i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that the target performance goals of any Performance Awards, Performance-Based Restricted Stock, Performance-Based Restricted Stock Units shall be deemed fully or partially achieved and such Awards shall be fully or partially earned and vested, subject only to the restrictions on dispositions of equity securities set forth in Section 8.01.2 and legal restrictions on the issuance of Shares set forth in Sections 8.03 and 8.04; provided, however, that, if (i) any such Awards are not Assumed or Replaced, or in the event of a liquidation of the Corporation, or (ii) a Participant’s employment is terminated either by the Corporation or a Subsidiary without Cause or by the Participant for Good Reason, within twenty-four (24) months after the Change of Control, then, with respect to any such Awards that (x) are not so Assumed or Replaced, or are outstanding at the time of such a liquidation of the Corporation, or (y) are held by a Participant whose employment is so terminated, as the case may be, the target performance goals of any such Performance Award, Performance-Based Restricted Stock and Performance-Based Restricted Stock Units shall be deemed fully achieved and all such Awards shall be fully earned and vested, subject only to the restrictions on dispositions of equity securities set forth in Section 8.01.2 and legal restrictions on the issuance of Shares set forth in Sections 8.03 and 8.04;

(ii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that any Option, Stock Appreciation Right, and other Award in the nature of a right that may be exercised which was not previously exercisable and vested shall become exercisable and vested as determined by the Committee, subject only to the restrictions on disposition of equity securities set forth in Section 8.01.2 and legal restrictions on the issuance of Shares set forth in Sections 8.03 and 8.04; provided, however, that if (i) any such Options, Stock Appreciation Rights or other Awards are not Assumed or Replaced, or in the event of a liquidation of the Corporation, or (ii) a Participant’s employment is terminated either by the Corporation or a Subsidiary without Cause or by the Participant for Good Reason, within twenty-four (24) months after the Change of Control, then all outstanding Options, Stock Appreciation Rights and such other Awards (if applicable) that (x) are not so Assumed or Replaced, or are outstanding at the time of such a liquidation of the Corporation, or (y) are held by a Participant whose employment is so terminated, as the case may be, which were not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions on disposition of equity securities set forth in Section 8.01.2 and legal restrictions on the issuance of Shares set forth in Sections 8.03 and 8.04;

(iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that the restrictions, deferral limitations, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, in each case, to the extent provided by the Committee, subject only to the restrictions on dispositions of equity securities set forth in Section 8.01.2 and legal restrictions on the issuance of Shares set forth in Sections 8.03 and 8.04; provided, however, that if (i) any such Awards are not Assumed or Replaced, or in the event of a liquidation of the Corporation, or (ii) a Participant’s employment is terminated either by the Corporation or a Subsidiary without Cause or by the Participant for Good Reason, within twenty-four (24) months after the Change of Control, then the restrictions, deferral limitations, and forfeiture conditions applicable to any other Award granted under the Plan that (x) is not so assumed or Replaced, or is outstanding at the time of such a liquidation of the Corporation, or (y) is held by a Participant whose employment is so terminated shall lapse and such Awards shall be deemed fully vested, subject only to the restrictions on dispositions of equity securities set forth in Section 8.01.2 and legal restrictions on the issuance of Shares set forth in Sections 8.03 and 8.04;

(iv) In the sole discretion of the Committee, all outstanding Awards may be cancelled and in such event a Participant holding any such Award shall be paid in cash therefor, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change of Control, in an amount equal to the “Change of Control Price” (as defined in Section 9.03) as of the date that the Change of Control occurs, or such other date as the Committee may determine prior to the Change of Control, over the exercise price of any Option (or of any other Award in the nature of a right that may be exercised) or base price of any Stock Appreciation Right, as applicable, of the Shares subject to any such cashed-out Option or Stock Appreciation Right, multiplied by the number of Shares subject to such Award; provided, however, that this Section 9.01(iv) shall not apply in the case of any Award if (a) the cancellation of and payment for such Award would cause the Participant to incur actual short-swing profits liability under Section 16(b) of the Exchange Act or (b) initial shareholder approval of the Plan has not been obtained; and

(v) To the extent Section 9.01(iv) of this Section 9 does not apply and at any time after the Change of Control the Shares are no longer readily tradable on an established exchange, a Participant shall, as of the date on which the Change of Control occurs, be entitled to receive consistent with Rule 16b-3, and the Corporation shall use its best efforts to compel and obligate the surviving or resulting corporation in the Change of Control and/or the other party to the agreement or transaction resulting in the Change of Control to grant to the Participant, substitute Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or other Awards, as the case may be, in respect of the shares of common stock or other capital stock of such surviving or resulting corporation, or such other party involved in the Change of Control, on such terms and conditions, as to the number of shares, pricing, vesting, exercisability and otherwise, which shall substantially preserve the value, rights and benefits of any affected Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or other Awards, as the case may be, previously granted hereunder, as determined by the Committee.

9.02 Change of Control.  For purposes of Section 9.01, a “Change of Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then (i) outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Corporation or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be, or (iv) any acquisition by one or more Hess Entity (for this purpose a “Hess

Entity” means (A) any of the children of Mr. Leon Hess, (B) any spouse of any person described in Section 9.02(a)(iv)(A) above, (C) any affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of any person described in Section 9.02(a)(iv)(A) above, (D) the Hess Foundation Inc., or (E) any persons comprising a group controlled (as such term is defined in such Rule 12b-2) by one or more of the foregoing persons or entities described in this Section 9.02(a)(iv)); or

(b) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-l 1 of Regulation 14A promulgated under the Exchange Act applies or other actual threatened solicitation of proxies or consents; or

(c) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be; or

(d) Approval by the shareholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be. The term “the sale or other disposition of all or substantially all of the assets of the Corporation” shall mean a sale or other disposition transaction or series of related transactions involving assets of the Corporation or of any direct or indirect subsidiary of the Corporation (including the stock of any direct or indirect subsidiary of the

Corporation) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Corporation (as hereinafter defined). The “fair market value of the Corporation” shall be the aggregate market value of the then Outstanding Corporation Common Stock (on a fully diluted basis) plus the aggregate market value of the Corporation’s other outstanding equity securities. The aggregate market value of the shares of Outstanding Corporation Common Stock shall be determined by multiplying the number of shares of such Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the average closing price of the shares of Outstanding Corporation Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Corporation shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Corporation Common Stock or by such other method as the Board shall determine is appropriate.

Notwithstanding the foregoing, no event or condition shall constitute a Change of Control with respect to an Award to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code on the Participant who holds such Award; provided that, in such a case, the event or condition shall continue to constitute a Change of Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

9.03 Change of Control Price.  For purposes of this Section 9, “Change of Control Price” means the highest price per share paid in any transaction reported on the securities exchange or trading system on which the Shares are then primarily listed or traded, or paid or offered in any transaction related to a Change of Control at any time during the 60-day period preceding the date of the Change of Control as determined by the Committee, except that “Change of Control Price” with respect to Stock Options and Stock Appreciation Rights means the Fair Market Value of a Share for the date on which such an Award is cashed out.

Section 10. Adjustment Provisions. In the event that any dividend or other distribution (whether in the form of cash, Shares or other stock, or other property, but excluding regular cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issued or issuable in respect of outstanding Awards, (iii) the exercise price, base price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award and (iv) the maximum Share amounts set forth in Section 7.02; provided, however, in each case, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(l) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, rules or accounting principles. Any adjustments pursuant to this Section 10 shall be determined by the Committee after taking into account, among other things, the provisions of Section 409A of the Code.

Section 11. Changes to the Plan and Awards.

11.01 Changes to the Plan.  The Board may, at any time and with or without prior notice, amend, alter, suspend, discontinue or terminate the Plan, retroactively or prospectively, without the consent of shareholders or Participants; provided, however, that, except as is provided in Section 10, any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Corporation’s shareholders within one year after such Board action (i) if such amendment or alteration (v) increases the number of shares reserved for Awards under the Plan, (w) changes the class of Participants eligible to receive Awards under the Plan, (x) decreases the minimum exercise price or base price requirements of Section 6.06(i) or 6.07(i), (y) modifies or eliminates the provisions of Section 7.03, 7.04 or 11.03(B), or (z) materially increases the benefits to Participants under the Plan; (ii) if the Board determines that such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may be listed in order to maintain compliance therewith, or (iii) if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan after initial shareholder approval of the Plan may materially impair the previously accrued rights of such Participant under any Award theretofore granted to him.

11.02 Changes to Awards.  The Committee may, unless otherwise expressly prohibited by the Plan, at any time and with or without prior notice, waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, retroactively or prospectively, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award after initial shareholder approval of the Plan may materially impair the previously accrued rights of such Participant under such Award.

11.03 Limitations on Changes.  Notwithstanding the foregoing provisions of this Section 11 to the contrary, (A) the Board may amend or alter the Plan, and the Committee may amend or alter any Award, including any Award Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (a) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, or (b) if the Board or the Committee determines in its discretion that such amendment or alteration either (i) is required or advisable for the Corporation, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as is provided in Section 10, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or Stock Appreciation Right to reduce the exercise price or base price thereof, cancel an Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price or base price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or Stock Appreciation Right in exchange for cash or the grant of another type of Award or Options or SARs with an exercise price or grant price that is less than the exercise price of the original Options or SARs , without, in each such case, first obtaining approval of the stockholders of the Corporation of such action.

Section 12. General Provisions.

12.01 No Rights to Awards.  No Participant, director, employee or consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and directors, employees or consultants.

12.02 No Shareholder Rights.  No Award shall confer on any Participant any of the rights of a shareholder of the Corporation unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

12.03 Tax Withholding and Other Tax Matters.

12.03.1 To the extent and in the manner permitted by applicable law, the Corporation or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income, except to the extent the Committee determines to permit additional withholding and determines that doing so would not result in any adverse accounting consequences for the Corporation or a Subsidiary), or any payroll or other payment to a Participant, amounts or withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation or any Subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Participant’s tax obligations.

12.03.2 If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Corporation immediately after filing such election with the Internal Revenue Service. Neither the Corporation nor any Subsidiary

shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

12.03.3 Although the Corporation intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Corporation does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law.

12.04 No Right to Employment or Other Service.  Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any director, employee or consultant any right to continue in the employment or other service of the Corporation or any Subsidiary or to interfere in any way with the right of the Corporation or any Subsidiary to terminate such employment or other service at any time or increase or decrease such director’s, employee’s or consultant’s compensation from the rate in existence at the time of granting of an Award.

12.05 Unfunded Status of Awards.  The Plan is intended to constitute an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant pursuant to an Award the Plan constitutes a mere promise to make the benefit payments provided for herein, and nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. The Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the unfunded status of the Plan.

12.06 Other Compensatory Arrangements.  The Corporation or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

12.07 Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

12.08 Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

12.09 Forfeiture Events.

12.09.1 Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or Stock Appreciation Right), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s termination of employment or service with the Corporation or a Subsidiary for cause (as determined by the Committee) or due to voluntary resignation; serious misconduct; violation of the Corporation’s or a Subsidiary’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Corporation or a Subsidiary; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Corporation or any Subsidiary, or otherwise detrimental to the business, reputation or interests of the Corporation and/or any Subsidiary; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an employee, director or consultant). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

12.09.2 If the Corporation is required to prepare an accounting restatement (x) due to the material noncompliance of the Corporation, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or grossly negligently engaged in such misconduct, or knowingly or grossly negligently failed to prevent such misconduct, or if a Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Corporation the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement, and (y) the Committee may in its discretion provide that if the amount earned under any Participant’s Award is reduced by such restatement, such Participant shall reimburse the Corporation the amount of any such reduction previously paid in settlement of such Award.

12.10 Transfer, Leave of Absence.  For purposes of the Plan, a transfer of an employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized in writing by the Corporation or a Subsidiary, shall not be deemed a termination of such employee’s employment for purposes of the Plan or with respect to any Award. The Committee shall have the discretion to determine the effects upon any Award and upon an individual’s status as an employee, director or consultant of the Corporation or a Subsidiary for purposes of the Plan in the case of: (a) any Participant who is employed by an entity that ceases to be a Subsidiary (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Corporation and/or a Subsidiary or between the Corporation or a Subsidiary or between Subsidiaries, (c) any leave of absence of a Participant, (d) any change in a Participant’s status from an employee to a consultant or a non-employee director, or vice versa; and (e) any employee who experiences a termination of employment with the Corporation or a Subsidiary but becomes employed by a partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary. Notwithstanding the foregoing, this Section 12.10 shall not cause a Participant to fail to be considered to have terminated employment for purposes of the Plan, to the extent that the Participant would be considered to have had a “separation from service” with the Corporation or a Subsidiary for purposes of Section 409A of the Code, and it would be necessary in order to comply with Section 409A of the Code to consider such Participant as having so terminated.

12.11 Participants Deemed to Accept Plan.  By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Corporation, in any case in accordance with the terms and conditions of the Plan.

12.12 Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

12.13 Participants Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or practices of countries other than the United States in which the Corporation and/or any Subsidiary operates or has employees, directors or consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which such employees, directors and/or consultants outside the United States are eligible to participate in the Plan;

(c) Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are non-United States nationals or employed outside the United States, or otherwise to comply with applicable non-United States laws or conform to applicable requirements or practices of jurisdictions outside the United States;

(d) Establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 12.13 by the Committee shall be attached to the Plan as appendices; and

(e) Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law.

Section 13. Effective Date; Duration of Plan. Following adoption of the Plan by the Board, the Plan shall be effective upon the date on which the Plan is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote (and the affirmative vote of a majority of the Shares voting) at a meeting of the Corporation’s shareholders during 2008, or any adjournment thereof. The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 11, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten years from the effective date of the Plan described in the first sentence of this Section 13.

☒	Votes must be indicated (x) in Black or Blue ink.	(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR all nominees and a vote FOR Proposals 2, 3 and 4.

1.	Election of the following nominees as Directors for three-year terms expiring in 2011	FOR	WITHHOLD	EXCEPTIONS*
	Nominees:	ALL	FOR ALL
	01 E.E. Holiday 02 J.H. Mullin 03 J.J. O’Connor 04 F.B. Walker 05 R.N. Wilson	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	Ratification of the selection of Ernst & Young LLP as Independent Auditors for fiscal year ending December 31, 2008.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Proposal to declassify the board of directors.	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Approval of the 2008 long-term incentive plan.	☐	☐	☐
Receipt of Notice of the Meeting and of the Proxy Statement is hereby acknowledged.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/hes		TELEPHONE 1-866-580-9477
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
You can view the Annual Report and Proxy Statement
on the Internet at http://bnymellon.mobular.net/bnymellon/hes

HESS CORPORATION
P R O X Y
PROXY SOLICITED BY BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 2008
     The undersigned hereby appoints JOHN B. HESS and JOHN J. O’CONNOR, or any of them, proxies, each with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hess Corporation to be held at its offices. 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on May 7, 2008, at 2:00 p.m., local time, and all adjournments thereof, as directed on the reverse side of this card, and in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.
     The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Meeting or any adjournment thereof.
     Please indicate on the reverse side of this card how your stock is to be voted.
     If not otherwise specified, shares will be voted FOR all nominees in Item 1 and FOR Proposals 2, 3 and 4 on the reverse side of this card.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
You can now access your HESS CORPORATION account online.
Access your Hess Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Hess Corporation now makes it easy and convenient to get current Information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time